SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Seligman Lasalle International Real Estate Fund, Inc.

100 Park Avenue, New York, New York 10017

New York City Telephone (212) 850-1864

Toll-Free Telephone (800) 221-2450

Notice of Special Meeting of Stockholders

to be held on October 7, 2008

August [•], 2008

To the Stockholders:

A special meeting of stockholders (the “Meeting”) of Seligman LaSalle International Real Estate Fund, Inc., a Maryland corporation (the “Corporation”), will be held at [•], on October 7, 2008, at [•], local time, for the following purposes:

1.	To consider and vote upon the proposed Investment Management Services Agreement between the Corporation and RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc.;

2.	To consider and vote upon the proposed Subadvisory Agreement between RiverSource Investments, LLC and LaSalle Investment Management (Securities) L.P.;

3.	To consider and vote upon the proposed Delegation Agreement between LaSalle Investment Management (Securities) L.P. and LaSalle Investment Management Securities B.V.; and

4.	To elect ten directors to the Board, (i) [•] of which to hold office until the 2009 annual meeting of stockholders, (ii) [•] of which to hold office until the 2010 annual meeting of stockholders and (iii) [•] of which to hold office until the 2011 annual meeting of stockholders, and until their successors are elected or qualified;

all as more fully set forth in the Proxy Statement accompanying this notice.

Proposals 1, 2, 3 and 4 are contingent on the acquisition of the Corporation’s manager, J. & W. Seligman & Co. Incorporated, as described in the accompanying proxy statement. With respect to Proposal 4, the terms of office of the nominees, if elected, will commence at the closing of such acquisition. In addition, Proposal 2 is contingent upon Proposal 1 being approved by stockholders and the Proposal 3 is contingent upon Proposals 1 and 2 being approved by stockholders. The close of business on July 17, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

Your vote is important, regardless of the number of shares that you own. You can authorize proxies to cast your votes at the Meeting easily and quickly by mail, by telephone, or via the internet or you may vote in person at the Meeting. A self-addressed, postage-paid envelope has been enclosed for your convenience. Please help avoid the expense of a follow-up mailing by submitting your proxy today.

We appreciate your participation and prompt response in these matters and thank you for your continued support.

If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 1-866-482-5164.

By order of the Board of Directors,

Paul B. Goucher

Secretary

Dated: New York, New York, August [•], 2008

Important Information to Help You Understand

and Vote on the Proposals

The following questions and answers provide an overview of the matters on which you are being asked to vote. The enclosed proxy statement (the “Proxy Statement”) contains more detailed information about each proposal, and we encourage you to read it in its entirety before voting. Your vote is important.

Questions and Answers

Q.	What is happening?

A.	RiverSource Investments, LLC (“RiverSource”), a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), recently entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the stockholders of J. & W. Seligman & Co. Incorporated (“Seligman”), the manager of Seligman LaSalle International Real Estate Fund, Inc. (the “Corporation”). Under the Stock Purchase Agreement, RiverSource will acquire all of the outstanding capital stock of Seligman (the “Transaction”). RiverSource and Seligman anticipate that the Transaction will be completed in the fourth quarter of 2008 (the “Closing”).

If and when the Transaction is completed, the Corporation’s management agreement with Seligman will terminate, and, subject to approval of the Corporation’s stockholders, the Corporation will enter into a new investment management services agreement with RiverSource (the “Proposed Advisory Agreement”). Similarly, Seligman’s subadvisory agreement with LaSalle Investment Management (Securities) L.P. (“LaSalle U.S.”) and LaSalle U.S.’s delegation agreement with LaSalle Investment Management Securities B.V. (“LaSalle B.V.”) will also terminate when the Transaction is completed, and, subject to approval of the Corporation’s stockholders, RiverSource will enter into a new subadvisory agreement with LaSalle U.S. (the “Proposed Subadvisory Agreement”), and LaSalle U.S. will enter into a new delegation agreement with LaSalle B.V. (the “Proposed Delegation Agreement”). [•] of the current directors (the “Directors”) of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by RiverSource, as those Directors believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The remaining [•] of the current Directors are expected to continue to serve as Directors, and to serve on the boards of the funds advised by RiverSource. The Proxy Statement provides additional information about the matters on which the Board is soliciting your vote – the Proposed Advisory Agreement, the Proposed Subadvisory Agreement, the Proposed Delegation Agreement and the nominees for new directors of the Corporation. As explained in the Proxy Statement, if approved by stockholders, the effectiveness of the proposals is contingent upon the Closing.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL AND NOMINEE DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

Q.	Why are you sending me this information?

A.	You are receiving the enclosed Proxy Statement and proxy card (the “Proxy Card”) because you own shares of the Corporation and have the right to vote on these important proposals concerning your investment.

Q.	Why am I being asked to vote on a new investment management services agreement, subadvisory agreement and delegation agreement?

A.	If the Transaction is completed, the Corporation’s current management agreement will terminate, and Seligman will no longer be able to serve as the manager to the Corporation under that agreement. Similarly, if the Transaction is completed, the Corporation’s current subadvisory agreement and delegation agreement will also terminate and LaSalle U.S. and LaSalle B.V. will not longer be able to serve as subadvisers to the Corporation under those agreements.

Q.	Why am I being asked to elect new Directors?

A.	In connection with the Transaction, the Board of Directors has recommended that stockholders elect Directors who are familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The proposed nominees currently serve as directors and trustees of other funds advised by RiverSource. [•] of the Corporation’s current Directors are expected to continue to serve as Directors following the Closing, and to serve on the boards of the other funds advised by RiverSource. If all of the proposed nominees are elected, the Board of Directors will consist of [•] directors.

Q.	How will the Transaction affect me as a stockholder?

A.	The Transaction will not result in any change in the Corporation’s investment objectives or policies. The fees currently payable by the Corporation in respect of investment advisory and administrative services, as a percentage of net assets, will remain the same. The other terms of the Proposed Advisory Agreement, Proposed Subadvisory Agreement and Proposed Delegation Agreement are generally similar to, or the same as, those of the Corporation’s current agreements, as discussed in greater detail in the Proxy Statement under “Proposal 1.”

Q.	How does the Corporation’s Board recommend that I vote?

A.	The Corporation’s Board recommends that you vote FOR each proposal.

Q.	Will the Corporation pay for this proxy solicitation?

A.	No. RiverSource has agreed to bear these costs.

Q.	How do I cast my votes?

A.	You may vote in person at the Meeting or, for your convenience, there are several ways you can authorize proxies to cast your votes on your behalf at the Meeting:

By Mail: Complete, sign and return the enclosed Proxy Card(s) in the enclosed self-addressed, postage-paid envelope.

By Telephone: Call the toll-free number printed on the enclosed Proxy Card(s) and follow the directions, as prompted.

By Internet: Access the website address printed on the enclosed Proxy Card(s) and follow the directions on the website.

In Person: Attend the stockholder meeting as described in the enclosed Proxy Statement. You will need proof of record ownership of the Corporation’s stock to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

Q.	Whom should I call for additional information about the enclosed Proxy Statement?

A.	If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 1-866-482-5164.

Seligman Lasalle International Real Estate Fund, Inc.

100 Park Avenue, New York, New York 10017

PROXY STATEMENT

Special Meeting of Stockholders to be held on October 7, 2008

This proxy statement (“Proxy Statement”) is furnished to you in connection with the solicitation of proxies by the Board of Directors of Seligman LaSalle International Real Estate Fund, Inc., a Maryland corporation (the “Corporation”), to be used at the special meeting of stockholders (the “Meeting”) to be held at [•] on October 7, 2008 at [•], local time. It is expected that the notice of special meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about August [•], 2008.

If you properly authorize your proxy by the Internet or telephonically, or by executing and returning the enclosed proxy card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed proxy card without instructions, your votes will be cast (i) FOR the approval of the proposed investment management services agreement with RiverSource Investments, LLC (“RiverSource”) (Proposal 1); (ii) FOR the approval of the proposed subadvisory agreement with LaSalle Investment Management (Securities) L.P. (“LaSalle U.S.”) (Proposal 2); (iii) FOR the approval of the proposed delegation agreement with LaSalle Investment Management Securities B.V. (“LaSalle B.V.”) (Proposal 3); and (iv) FOR the election of each of the nominees (the “Nominees”) named in Proposal 4 to the Board of Directors of the Corporation (the “Board”) (Proposal 4). Your votes will be cast in the discretion of the proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more proposals in the event that sufficient votes in favor of any Board proposal are not received. If approved by stockholders, the effectiveness of the proposals is contingent upon the Closing (as defined below under “General Overview – The Transaction”). See “General Overview – The Transaction – Conditions to Closing.”

If you execute, date and submit a proxy card, you may revoke that proxy or change it by written notice to the Corporation (Attention: Secretary) at 100 Park Avenue, New York, New York 10017, by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date, or by attending the Meeting and casting your vote in person. If you authorize your proxy by telephone or through the Internet, you may revoke it by authorizing a subsequent proxy by telephone or Internet, by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your vote in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on July 17, 2008 has been fixed as the Record Date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Corporation had outstanding 9,214,704 shares of common stock, par value $0.01 per share (the “Common Stock”). Each share of Common Stock entitles the holder thereof to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. Abstentions and broker non-votes, if any, with respect to Proposals 1, 2, 3 or 4 will have the same effect as a vote against that proposal.

The presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting with no notice other than an announcement at the Meeting and further solicitation may be made. If a vote to adjourn the Meeting with respect to one or more of the proposals is called, the votes of stockholders indicating a vote for, or silent with respect to, a Board proposal in their proxies will be cast for adjournment or postponement with respect to that proposal and votes of stockholders indicating a vote against such a proposal will be cast against adjournment or postponement with respect to that proposal.

The Corporation’s stockholder service agent is American Stock Transfer & Trust Company (“AST”). The address of AST is [•]. The Corporation will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any stockholder upon request to AST at [•].

The Corporation’s manager is J. & W. Seligman & Co. Incorporated (“Seligman”). The address of Seligman is 100 Park Avenue, New York, New York 10017. Information regarding the management fee paid by the Corporation to Seligman for the 2007 calendar year and the most recent semi-annual period is set out under the heading “Description of the Proposed Advisory Agreement and Current Management Agreement – Fees.”

For information regarding the directors and executive officers of Seligman, LaSalle U.S. and LaSalle B.V., see Appendix A.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Corporation will deliver promptly upon written or oral request to AST at the address or telephone number provided in the preceding paragraph, a separate copy of the Proxy Statement for a separate account. If you are currently receiving multiple copies of the Proxy Statement and wish, in the future, to receive only one copy for all accounts maintained by members of your household, please contact AST.

GENERAL OVERVIEW

The Transaction

RiverSource, a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), recently entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the stockholders of Seligman, the Corporation’s manager. Under the Stock Purchase Agreement, RiverSource will acquire all of the outstanding capital stock of Seligman for an aggregate purchase price of approximately $440 million (the “Transaction”). RiverSource and Seligman anticipate that the Transaction will be completed in the fourth quarter of 2008 (the “Closing”).

RiverSource, Ameriprise and Seligman advised the Corporation’s Board that they believe that the combination of RiverSource and Seligman will result in significant benefits to the Corporation, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Corporation; the potential for realization of economies of scale over time since the Corporation will be part of a much larger fund complex.

If and when the Transaction is completed, the Corporation’s current management agreement (the “Current Management Agreement”) with Seligman will terminate, and, subject to approval by the Corporation’s stockholders, the Corporation will enter into a new investment management services agreement with RiverSource (the “Proposed Advisory Agreement”). Similarly, Seligman’s current subadvisory agreement with LaSalle U.S. (the “Current Subadvisory Agreement”) and LaSalle U.S.’s current delegation agreement with LaSalle B.V. (the “Current Delegation Agreement”) will also terminate when the Transaction is completed, and, subject to approval of the Corporation’s stockholders, RiverSource will enter into a new subadvisory agreement with LaSalle U.S. (the “Proposed Subadvisory Agreement”), and LaSalle U.S. will enter into a new delegation agreement with LaSalle B.V. (the “Proposed Delegation Agreement”). [•] of the current directors (the “Directors”) of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by RiverSource, as they believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The remaining [•] of the current Directors are expected to continue to serve as Directors, and to join the boards of the other funds advised by RiverSource.

The Directors have approved an interim investment management services agreement for the Corporation with RiverSource, which would be effective at the Closing if the Proposed Advisory Agreement has not been approved by stockholders prior to the Closing. Under the interim investment management services agreement, RiverSource would serve as investment adviser to the Corporation for up to 150 days following the Closing. The terms of the interim agreement are substantially the same as the Current Management Agreement, and the same as the Proposed Advisory Agreement, except to the extent required by law. Similarly, the Directors have approved an interim subadvisory agreement between RiverSource and LaSalle U.S. and an interim delegation agreement between LaSalle U.S. and LaSalle B.V. Under the interim subadvisory agreement and interim delegation agreement, LaSalle U.S. and LaSalle B.V., respectively, would serve as subadvisers and manage the Corporation’s portfolio for up to 150 days following the Closing. The terms of these interim agreements are the same as the Current Subadvisory Agreement and the Current Delegation Agreement, and the same as the Proposed Subadvisory Agreement and Proposed Delegation Agreement, except as required by law.

Board Considerations for Approval of the Proposed Advisory Agreement; Proposed Subadvisory Agreement and Proposed Delegation Agreement

At a meeting held on July 29, 2008, the Directors of the Corporation unanimously approved the Proposed Advisory Agreement with RiverSource, the Proposed Subadvisory Agreement between RiverSource and LaSalle U.S. and the Proposed Delegation Agreement between LaSalle U.S. and LaSalle B.V. (LaSalle U.S. and LaSalle B.V. together, the “Subadvisers”).

Prior to their approval of the proposed agreements, the Directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction by, Seligman, RiverSource and Ameriprise. The Directors reviewed the approval of the Proposed Advisory Agreement with RiverSource, and the approval of the Proposed Subadvisory and Delegation

Agreements with RiverSource and the Subadvisers, and in each case with experienced counsel who advised on the legal standards for their consideration. The independent Directors discussed the proposed approvals with counsel in private sessions.

At their meetings held on June 12, 2008, July 17, 2008 and July 29, 2008, the Directors discussed the Transaction and RiverSource’s plans and intentions regarding the Corporation with representatives of Ameriprise, RiverSource and Seligman.

The Directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the Directors did not identify any particular information that was all-important or controlling, and Directors may have attributed different weights to the various factors. The Directors determined that the selection of RiverSource to advise the Corporation, and the overall arrangements between the Corporation and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Corporation and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the Directors considered relevant. The Directors also determined that the selection of LaSalle U.S. and LaSalle B.V. to subadvise the Corporation as provided in the Proposed Subadvisory and Delegation Agreements were also fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the Directors considered relevant. The material factors and conclusions that formed the basis for the Directors’ determination included, in addition, the factors discussed in further detail below:

(i)	the reputation, financial strength and resources of RiverSource, its parent, Ameriprise, and the Subadvisers and their parent company;

(ii)	the capabilities of RiverSource and the Subadvisers in respect of compliance and their regulatory histories;

(iii)	that the portfolio management team for the Corporation would not change as a result of the Transaction, and that RiverSource and Ameriprise assured the Directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Corporation or its stockholders;

(iv)	the potential benefits of the combination of RiverSource and Seligman to the Corporation, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Corporation; and the potential for realization of economies of scale over time since the Corporation will be part of a much larger fund complex;

(v)	the fact that the Corporation’s total advisory and administrative fees will not increase by virtue of the Proposed Advisory, Subadvisory and Delegation Agreements, but will remain the same;

(vi)	that RiverSource, and not the Corporation, would bear the costs of obtaining all approvals of the Proposed Advisory, Subadvisory and Delegation Agreements;

(vii)	the qualifications of the personnel of RiverSource, Ameriprise and the Subadvisers that would provide advisory and administrative services to the Corporation;

(viii)	the terms and conditions of the Proposed Advisory Agreement, including their review of differences from the Current Management Agreement;

(ix)	the terms and conditions of the Proposed Subadvisory and Delegation Agreements, including that they were the same as the Current Subadvisory and Delegation Agreements in all material respects;

(x)	that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing, any “unfair burden” (as defined in the 1940 Act) on the Corporation;

(xi)	that RiverSource has a significant amount of experience integrating other fund families into the RiverSource family of funds; and

(xii)	their knowledge of the nature and quality of services provided by LaSalle U.S. and LaSalle B.V. gained from their experience as Directors of the Corporation and of other funds in the Seligman Group of Funds for which the Subadvisers provide services and their overall confidence in their integrity and competence gained from that experience.

Nature, Extent and Quality of Services to be Provided

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory, Subadvisory and Delegation Agreements, the Directors of the Corporation considered, among other things, the expected impact of the Transaction on the operations of the Corporation. The Directors considered the information provided by each of RiverSource and the Subadvisers with respect to the nature, extent and quality of services to be provided by it. The Directors also considered the compliance program and compliance records of RiverSource and the Subadvisers.

The Directors considered the presentations provided on the quality of the investment research capabilities of RiverSource and the Subadvisers and the other resources they have indicated that they would dedicate to performing services for the Corporation. They noted the professional experience and qualifications of the Corporation’s portfolio management team and other senior personnel of the Subadviser, and considered that the team for the Corporation was not expected to change following the Transaction. The Directors also considered RiverSource’s and the Subadviser’s presentations on the selection of brokers and dealers for portfolio transactions and noted that they receive regular reports concerning such selection by the Subadvisers. As administrative services (currently provided under the Current Management Agreement) would be provided to the Corporation by Ameriprise at no additional cost rather than pursuant to the Proposed Advisory Agreement, the Directors considered Ameriprise’s capability to provide such administrative services as well as RiverSource’s role in coordinating the activities of the Corporation’s other service providers (including the Subadvisers). The Directors noted that Ameriprise intended to continue Seligman’s practice of sub-contracting administrative services provided by Seligman for the Corporation to State Street Bank and Trust Company for the foreseeable future. The Directors concluded that, overall, they were satisfied with assurances from RiverSource, the Subadvisers and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Corporation under the Proposed Advisory Agreement, the Proposed Subadvisory Agreement and Proposed Delegation Agreement and New Administrative Services Agreement.

Costs of Services Provided and Profitability

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the Directors considered, among other things, the projected pre-tax profitability of RiverSource’s proposed relationship with the Corporation and discussed the assumptions of RiverSource and the limitations of the information provided. The Directors also considered the pre-tax historical profitability information provided by the Subadvisers. The Directors noted that RiverSource and the Subadvisers had undertaken to provide detailed profitability information in connection with future contract continuances. The Directors considered RiverSource’s and the Subadvisers’ financial condition based on historical information provided by RiverSource.

The Directors noted that the proposed fees under the Proposed Advisory, Subadvisory and Delegation Agreements were the same as provided under the Current Management, Subadvisory and Delegation Agreements. The Directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the Directors considered the effect of fall-out benefits on RiverSource’s and the Subadviser’s expenses. The Directors concluded that they were satisfied that RiverSource’s (and similarly, the Subadviser’s) level of projected profitability from its relationship with the Corporation was not excessive.

Fall-Out Benefits

The Directors considered that RiverSource and the Subadvisers would benefit from soft dollar arrangements using portfolio brokerage of the Corporation. The Directors noted RiverSource’s representation that none of its affiliated broker-dealers was expected to provide brokerage services to the Corporation. They reviewed information about RiverSource’s and the Subadvisers’ practices with respect to allocating portfolio brokerage for brokerage and research services. The Directors recognized that RiverSource’s and the Subadvisers’ profitability would be somewhat lower without these benefits. The Directors noted that RiverSource and the Subadvisers may derive reputational and other benefits from its association with the Corporation.

Investment Results

The Directors receive and review detailed performance information on the Corporation and the trading price of its common stock compared to net asset value at each regular Board meeting during the year in addition to the information received for the meeting regarding the approval of the Proposed Advisory, Subadvisory and Delegation Agreements. The Directors noted that the Corporation’s current portfolio management team would advise the Corporation after the Transaction. The Directors noted that RiverSource does not have experience managing closed-end funds such as the Corporation, and discussed with RiverSource its sensitivity to the fact that the market return of common stockholders of the Corporation is affected by the relationship of the Corporation’s trading price to the net asset value of the Corporation’s common stock, as well as investment performance.

At the meetings, the Directors reviewed performance information for the Corporation for the first six months of 2008 and the preceding calendar year for the period from inception in May 2007. The Directors reviewed information showing performance of the Corporation compared to the UBS Global Real Estate Investors Index - Ex US, the UBS Global Real Estate Investors Index, and the FTSE NAREIT Equity REIT Index, as well as performance relative to the other funds in the Lipper Real Estate Fund Average and to a group of competitor funds selected by Seligman. The Directors also reviewed information about portfolio turnover rates of the Corporation compared to other investment companies with similar investment objectives.

The Directors noted that the Corporation had commenced operations in May 2007 and had only relatively short-term performance information. They noted that the Corporation’s results were better than that of the competitor average in the most recent period, but that they lagged the Corporation’s other benchmarks for the periods presented. Taking into account these comparisons and the other factors considered, the Directors concluded that the Corporation’s investment results were satisfactory. The Directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Corporation.

Management Fees and Other Expenses

The Directors considered the proposed advisory fee rate to be paid by the Corporation to RiverSource, which is the same as the management fee rate currently paid by the Corporation. The Directors also considered the proposed subadvisory fee rate and the fee arrangements under the Proposed Subadvisory and Delegation Agreements, respectively, which are also the same as those currently in effect with respect to the Corporation.

In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. Although RiverSource does not manage a comparable fund to the Corporation, the Directors noted that it manages an open-end real estate fund and the fee rate charged by RiverSource for that fund is slightly lower than the current fee rate paid by the Corporation. The Directors recognized that it is difficult to make comparisons of advisory fees because there are variations in the services that are included in the fees paid by other funds.

The Directors also reviewed data provided by LaSalle U.S. comparing the subadvisory fee rate in the Proposed Subadvisory Agreement with the rates it earns from advising other accounts. The Directors noted that the subadvisory fee rate paid under the Subadvisory Agreement is generally within the range of those paid by the Subadviser’s other clients of comparable size. The Directors noted that the Current and Proposed Delegation Agreements provide that the Subadvisers would mutually agree on an appropriate compensation structure, and further noted that the Corporation was not responsible for payments thereunder.

The Directors compared the Corporation’s management fee rate to the rate paid by the other funds in its Lipper category (the “peer group”). The information showed that the Corporation’s current effective management fee rate was lower than the average and the median for the peer group.

The Directors compared the Corporation’s proposed fee rate to a subset of funds in the Lipper Real Estate Funds Average category having average net assets in a range that more closely corresponded to the net assets of the Corporation (the “peer group”). They noted that the Corporation’s fee rate was within the range of rates of this peer group. In considering the fee rate, the Directors noted that the Corporation’s current management fee rate covers administrative services provided by

Seligman whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Corporation initially without a fee. The Directors further considered that the administrative fee could be increased without stockholder approval, although RiverSource noted that, at this time, it did not have an intention to seek such an increase, and that any such fee would require board approval. The Directors also noted RiverSource’s and Ameriprise’s covenants in the Stock Purchase Agreement regarding compliance with Section 15(f) of the 1940 Act.

The Directors considered the total expense ratio of the Corporation in comparison to the fees and expenses of funds within its peer group and noted that overall Fund expenses were not expected to be adversely affected as a result of the Transaction. They noted that the Corporation’s expense ratio was lower than the median and the average for its peer group. The Directors concluded that the expense ratio was acceptable in light of the factors considered.

Economies of Scale

The Directors noted that, although the management fee schedule for the Corporation does not contain breakpoints that reduce the fee rate on assets above specified levels, the Corporation is a closed-end fund and was not expected to have meaningful asset growth as a result. In such circumstances, the Directors of the Corporation did not view the potential for realization of economies of scale as the Corporation’s assets grow to be a material factor in their deliberations. The Directors recognized, however, that the Corporation may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Conditions to Closing and Effectiveness of the Proposals

If approved by stockholders, the effectiveness of each proposal is contingent upon the Closing. The Closing is subject to certain terms and conditions, including, among others, that: (1) RiverSource and Seligman obtaining any necessary governmental approvals; (2) a specified minimum level of annualized revenue being achieved; and (3) stockholders of open-end Seligman Funds equaling a percentage of annualized revenue of the open-end Seligman Funds approving the assignment of the management agreements with RiverSource in respect of those Seligman Funds.

In addition to being contingent upon Closing, the effectiveness of Proposal 2 is contingent upon Proposal 1 being approved by stockholders and the effectiveness of Proposal 3 is contingent upon Proposals 1 and 2 being approved by stockholders.

Information Regarding RiverSource

RiverSource is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. RiverSource offers a full spectrum of investment products to domestic and international retail, business, and institutional investors. As of [June 30, 2008], RiverSource had approximately $[•] billion in assets under management. RiverSource currently manages [•] funds. RiverSource’s principal office address is 200 Ameriprise Financial Center, Minneapolis, MN.

For information regarding RiverSource, LaSalle U.S. and LaSalle B.V., see Appendix A.

Covenants Regarding Certain Legal Requirements Under the 1940 Act

RiverSource has made certain covenants in the Stock Purchase Agreement regarding compliance with Section 15(f) of the Investment Company Act of 1940 (the “1940 Act”), which, in pertinent part, provides a safe harbor for the receipt by an investment adviser or any of its affiliated persons of any amount or benefit in connection with certain transactions, such as the Transaction, involving an assignment of an investment management services agreement as long as two conditions are satisfied.

The first condition requires that no “unfair burden” be imposed on the investment company as a result of the Transaction, or as a result of any express or implied terms, conditions or understandings applicable to the Transaction. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor investment adviser), or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company (other than bona fide ordinary fees for principal underwriting services). No such compensation arrangements are contemplated in the Transaction. RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing, any “unfair burden” on the Corporation.

The second condition requires that, during the three-year period immediately following the closing of such transactions, at least 75% of the investment company’s board of directors or trustees must not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the investment adviser or predecessor investment adviser. The Board currently satisfies, and the Nominees (as hereinafter defined), if elected, would satisfy, such 75% requirement. RiverSource has agreed with Seligman to use its reasonable best efforts to ensure continued satisfaction of the 75% requirement for the three-year period following the Closing.

PROPOSAL 1 – TO APPROVE A NEW INVESTMENT MANAGEMENT SERVICES AGREEMENT

The Board is recommending the approval of the Proposed Advisory Agreement for the Corporation because the Current Management Agreement will terminate upon the Closing (as defined above). As required by the 1940 Act, the Current Management Agreement provides for automatic termination upon its “assignment.” Under the 1940 Act, a change in control of an investment adviser constitutes an “assignment.” The closing of the Transaction will result in the assignment of the Current Management Agreement, and in its automatic termination. Therefore, as described below, stockholders of the Corporation are being asked to approve the Proposed Advisory Agreement.

The Proposed Advisory Agreement will become effective as of the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Advisory Agreement. If the Closing does not take place, the Proposed Advisory Agreement will not become effective, and the Current Management Agreement will continue in effect.

The Current Management Agreement was last approved by the Directors, including a majority of the independent Directors, on May 17, 2007. The Current Management Agreement was last approved by the Corporation’s sole stockholder on May 18, 2007.

The Proposed Advisory Agreement

As noted above, under the requirements of the 1940 Act, the Corporation is required to enter into a new investment management services agreement as a result of the Transaction. The fees payable under the Proposed Advisory Agreement are the same as currently payable under the Current Management Agreement. Under the Current Management Agreement, the adviser is responsible for providing administrative services to the Corporation. The Proposed Advisory Agreement does not encompass administrative services, which will be provided to the Corporation by Ameriprise under a separate Administrative Services Agreement (the “New Administrative Services Agreement”). Other terms of the Proposed Advisory Agreement are generally similar to those of the Current Management Agreement although the forms of the two agreements differ in a number of respects. The Board has approved, and recommends that you approve, the Proposed Advisory Agreement with RiverSource, which would take effect upon the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Advisory Agreement. The form of the Proposed Advisory Agreement is substantially the same form currently in effect for all other funds advised by RiverSource. Differences between the Proposed Advisory Agreement and Current Management Agreement are described in detail below.

Description of the Proposed Advisory Agreement and Current Management Agreement

Set forth below is a general description of the terms of the Proposed Advisory Agreement and a general comparison with the terms of the Current Agreement. The terms of the Proposed Advisory Agreement are generally similar to those of the Corporation’s Current Management Agreement. A copy of the form of Proposed Advisory Agreement for the Corporation is attached as Appendix B to this Proxy Statement.

Fees. There is no change in the fees payable by the Corporation under its Proposed Advisory Agreement. Under the Proposed Advisory Agreement and Current Management Agreement, the Corporation will pay as full compensation for the services provided an annual fee payable monthly, in an amount equal to 0.98% of the Corporation’s average daily managed assets. For the year ended December 31, 2007 and, for the semi-annual period ended June 30, 2008, the fee payable to Seligman by the Corporation amounted to $1,079,875 and $382,288, respectively.

Investment Advisory Services. The investment advisory duties under the Proposed Advisory Agreement and Current Management Agreement are substantially the same. Both agreements generally provide that, subject to the direction and control of the Board, the adviser will furnish the Corporation continuously with investment advice; determine, consistent with the Corporation’s investment objectives and policies, which securities in its discretion will be purchased, held or sold; and execute or cause the execution of purchase or sell orders pursuant to its determinations with brokers or dealers it has selected. In executing portfolio transactions and selecting brokers or dealers for the Corporation, the adviser agrees to seek to obtain best execution. In assessing the best overall terms available for any transaction, the adviser may consider all factors it deems relevant, including, but not limited to, the characteristics of the security being traded, the broker-dealer’s ability to provide research services, and the reputation, reliability, and financial soundness of the broker-dealer. Both the Proposed Advisory Agreement and Current Management Agreement authorize the adviser to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Corporation that is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction, to the extent consistent with applicable law.

Both the Proposed Advisory Agreement and Current Management Agreement provide that the adviser will provide support with respect to voting proxies solicited by or with respect to the issuers of securities in which the Corporation’s assets may be invested from time to time. The Current Management Agreement provides that the adviser will determine how voting and other rights with respect to securities will be exercised, subject to the control of the Board. The Proposed Advisory Agreement provides that, in the event the Board determines to delegate proxy voting authority to the adviser, the adviser will determine how voting and other rights with respect to securities will be exercised, subject to the control of the Board, but that, absent such a delegation, the Board will exercise sole voting power with respect to all such proxies.

The Proposed Advisory Agreement provides that the adviser may, at its own expense and with the approval of the Corporation’s Board and/or its stockholders, select and contract with one or more investment advisers to perform some or all of the services for which the adviser is responsible, as described above. Under current law, a stockholder vote would be required before a subadviser could be employed to provide advisory services to the Corporation.

Administrative Services. The Current Management Agreement provides that Seligman will provide all necessary administrative services to the Corporation. In contrast, the Proposed Advisory Agreement does not require RiverSource to provide administrative services. Instead, Ameriprise will enter into a new administrative services agreement with the Corporation under which it will provide, at no cost to the Corporation, generally the same administrative services provided by Seligman under the Current Management Agreement. However, administrative services agreements, unlike advisory agreements, may be amended, including to increase the fees payable thereunder, by the directors without stockholder approval. RiverSource has indicated that it reserves its right to seek such an increase in the future, although it anticipates that any such fees would be offset by corresponding decreases in advisory fees.

Payment of Expenses. The Proposed Advisory Agreement and Current Management Agreement both provide that the adviser will pay all expenses incurred by it in connection with its activities under the agreements, while the Corporation is responsible for bearing its own expenses. The expenses to be borne by the Corporation under the contract include, without limitation: direct charges in connection with the purchase and sale of assets; the cost of securities purchased for the Corporation and the amount of any brokerage fees and commissions incurred in executing portfolio transactions for the Corporation; expenses related to the issue and sale of securities; fees and expenses of attorneys and consultants; taxes; filing fees and charges; and organizational expenses. The Proposed Advisory Agreement also lists the following expenses to be borne by the Corporation, which, while not explicitly noted in the Current Management Agreement, have been paid by the Corporation in the normal course of business: premium on the fidelity bond required by Rule 17g-1 under the 1940 Act, fees of consultants employed by the Corporation, benefits paid or provided to Board members, and expenses incurred in connection with lending portfolio securities.

Limitation on Liability. Under the Proposed Advisory Agreement, and subject to the federal securities laws, neither RiverSource, nor any of its directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Corporation or its stockholders or creditors, except a loss resulting from bad faith, intentional misconduct or negligence on its part in regard to the performance of its duties under the agreement. In addition, RiverSource will be entitled to reasonably rely upon any information or instructions furnished by the Corporation or its agents which is believed in good faith to be accurate and reliable. Also, the Proposed Advisory Agreement provides that RiverSource does not warrant any rate of return, market value or performance of any assets in the Corporation. The Current Management Agreement states that Seligman shall not be liable to the Corporation for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Corporation and the performance of its duties under the Current Management Agreement, except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the agreement. The Proposed Advisory Agreement therefore provides for a “lower” negligence standard for the adviser’s potential liability to the Corporation – “simple” negligence rather than “gross” negligence.

Duration and Termination. The Proposed Advisory Agreement will have an initial term of two years from its effective date and will continue until a new agreement is approved by a vote of the majority of the outstanding shares of the Corporation and by vote of a majority of the Board members who are not parties to such agreement or interested persons. The Proposed Advisory Agreement will continue from year to year, until terminated by either party, if continuance is specifically approved at least annually (i) by the Board or by a vote of the majority of the outstanding shares of the Corporation and (ii) by the vote of a majority of the Board members who are not parties to the Proposed Advisory Agreement or interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Current Management Agreement provides that it will continue in full force and effect until December 31, 2008 and from year to year thereafter if continuance is approved in the manner required by the 1940 Act – that is, in the manner specified on the Proposed Advisory Agreement.

Required Vote and Recommendation

Approval of the Proposed Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Corporation, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Corporation or (ii) 67% or more of the shares of the Corporation present at the Meeting if more than 50% of the outstanding shares of the Corporation are present at the Meeting in person or represented by proxy.

At a meeting held on [•], 2008, the Board approved the Proposed Advisory Agreement and voted to present the Proposed Advisory Agreement for stockholder approval.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED ADVISORY AGREEMENT.

PROPOSAL 2 – TO APPROVE A NEW SUBADVISORY AGREEMENT

The Board is recommending the approval of the Proposed Subadvisory Agreement for the Corporation because the Current Subadvisory Agreement will terminate upon the Closing (as defined above). The Current Subadvisory Agreement provides for automatic termination upon the “assignment” of the Current Management Agreement. Under the 1940 Act, a change in control of Seligman will constitute an “assignment” of the Current Management Agreement and result in its automatic termination. As a result, the closing of the Transaction will result in the automatic termination of the Current Subadvisory Agreement. Therefore, as described below, stockholders of the Corporation are being asked to approve the Proposed Subadvisory Agreement.

The Proposed Subadvisory Agreement will become effective as of the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Subadvisory Agreement. If the Closing does not take place, the Proposed Subadvisory Agreement will not become effective, and the Current Subadvisory Agreement will continue in effect.

The Current Subadvisory Agreement was last approved by the Directors, including a majority of the independent Directors, on May 17, 2007 and by the Corporation’s sole stockholder on May 18, 2007.

The Proposed Subadvisory Agreement

As noted above, under the requirements of the 1940 Act, the Corporation is required to enter into a new subadvisory agreement as a result of the Transaction. The fees payable and all other terms under the Proposed Subadvisory Agreement are the same as those under the Current Subadvisory Agreement, except that the commencement and termination dates will be updated. The Board has approved, and recommends that you approve, the Proposed Subadvisory Agreement, which would take effect upon the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Subadvisory Agreement.

Description of the Proposed Subadvisory Agreement and Current Subadvisory Agreement

The terms of the Proposed Subadvisory Agreement are identical to those of the Current Subadvisory Agreement. A copy of the form of Proposed Subadvisory Agreement for the Corporation is attached as Appendix C to this Proxy Statement. The key provisions of the Current Subadvisory Agreement and the Proposed Subadvisory Agreement are set forth below.

Fees. Under the Current and Proposed Subadvisory Agreements with LaSalle U.S., the adviser pays LaSalle U.S. as full compensation for the services provided an annual fee, payable monthly, in an amount equal to 0.49% of the Corporation’s average daily managed assets. For the year ended December 31, 2007 and the semi-annual period ended June 30, 2008, the subadvisory fee paid by Seligman to LaSalle U.S. was $[•] and $382,288, respectively.

Subadvisory Services. The duties under the Proposed Subadvisory Agreement and Current Subadvisory Agreement are the same. Both the Current and Proposed Subadvisory Agreements generally provide that, subject to the direction and control of the Board and in conjunction with and under the supervision of the adviser, the subadviser agrees to furnish the Corporation with investment advice, research and assistance as the adviser or the Corporation may reasonably request, in accordance with the Corporation’s investment objectives and policies. The subadviser will participate in the development of the Corporation’s overall investment strategy and in the determination of investment allocations; provide investment advice and research to the Corporation with respect to existing and potential investments in securities; determine securities and other assets for investment; select brokers and dealers; cause the execution of trades, including foreign exchange dealings; and, unless otherwise agreed to by the adviser, vote proxies solicited by or with respect to issuers of securities in which assets of the Corporation may be invested from time to time.

The Current and Proposed Subadvisory Agreements both provide that LaSalle U.S. will not consult with any other subadviser with respect to any investment company in the same group of investment companies except for purposes of complying with certain regulatory requirements.

Payment of Expenses. The Current and Proposed Subadvisory Agreements both provide that LaSalle U.S. will pay all of its expenses arising from performance of its obligations under the agreement, other than the cost of securities including brokerage commissions and similar fees and charges for the acquisition, disposition, lending or borrowing of the Corporation’s investments.

Limitation on Liability. Under the Current and Proposed Subadvisory Agreements, Seligman and LaSalle U.S. will each hold harmless and indemnify the other from and against any loss or damages arising out of the indemnifying party’s breach of the agreement or arising out of the willful misfeasance, bad faith or gross negligence on the indemnifying party’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under the agreement.

Duration and Termination. The Proposed Subadvisory Agreement will have an initial term of two years from its effective date and will continue until a new agreement is approved by a vote of the majority of the outstanding shares of the Corporation and by vote of a majority of the Board members who are not parties to such agreements or interested persons. If no new agreement is approved, the Proposed Subadvisory Agreement will continue from year to year until terminated by either party if specifically approved at least annually by the Board or by a vote of the majority of the outstanding shares of the Corporation and by the vote of a majority of the Board members who are not parties to the agreement or interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Current Subadvisory Agreement provides it will continue in full force and effect until December 31, 2008 and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act – that is, in the manner specified in the Proposed Subadvisory Agreement.

Required Vote and Recommendation

Approval of the Proposed Subadvisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Corporation, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Corporation or (ii) 67% or more of the shares of the Corporation present at the Meeting if more than 50% of the outstanding shares of the Corporation are present at the Meeting in person or represented by proxy.

At a meeting held on [•], 2008, the Board approved the Proposed Subadvisory Agreement and voted to present the Proposed Subadvisory Agreement for stockholder approval.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED SUBADVISORY AGREEMENT.

PROPOSAL 3 – TO APPROVE A NEW DELEGATION AGREEMENT

The Board is recommending the approval of the Proposed Delegation Agreement because the Current Delegation Agreement will terminate upon the Closing (as defined above). The Current

Delegation Agreement provides that it will terminate upon the termination of the Current Subadvisory Agreement. As noted above, the Current Subadvisory Agreement will terminate upon the change in control of Seligman. As a result, the closing of the Transaction will result in the automatic termination of the Current Delegation Agreement. Therefore, as described below, stockholders of the Corporation are being asked to approve the Proposed Delegation Agreement.

The Proposed Delegation Agreement will become effective as of the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Delegation Agreement. If the Closing does not take place, the Proposed Delegation Agreement will not become effective, and the Current Delegation Agreement will continue in effect.

The Current Delegation Agreement was last approved by the Directors, including a majority of the independent Directors, on May 17, 2007 and by the Corporation’s sole stockholder on May 18, 2007.

The Proposed Delegation Agreement

As noted above, under the requirements of the 1940 Act, the Corporation is required to enter into a new delegation agreement as a result of the Transaction. The fees payable and all other terms under the Proposed Delegation Agreement are the same as those under the Current Delegation Agreement, except that the commencement and termination dates will be updated. The Board has approved, and recommends that you approve, the Proposed Delegation Agreement, which would take effect upon the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Delegation Agreement.

Description of the Proposed Delegation Agreement and Current Delegation Agreement

The terms of the Proposed Delegation Agreement are identical to those of the Current Delegation Agreement. A copy of the form of Proposed Delegation Agreement for the Corporation is attached as Appendix D to this Proxy Statement. The key provisions of the Current Delegation Agreement and the Proposed Delegation Agreement are set forth below.

Fees. Each of the Current and Proposed Delegation Agreements provides that LaSalle U.S. and LaSalle B.V. shall agree on an appropriate compensation structure based on services provided and will not exceed the compensation received by LaSalle U.S. pursuant to the subadvisory agreement.

Subadvisory Services. The duties under the Proposed Delegation Agreement and Current Delegation Agreement are the same. Both the Current and Proposed Delegation Agreement provide that LaSalle B.V. shall (i) assist in the development of the Corporation’s overall investment strategy and in the determination of investment allocations, (ii) provide investment advice and research to the Corporation (iii) determine securities and other assets for investment, (iv) select brokers and dealers, and (v) cause the execution of trades.

The Current and Proposed Delegation Agreements both provide that LaSalle B.V. will not consult with any other subadviser (other than LaSalle U.S. or its affiliates) with respect to any investment company in the same group of investment companies except for purposes of complying with certain regulatory requirements.

Payment of Expenses. The Current and Proposed Delegation Agreements both provide that LaSalle B.V. will bear all fees and expenses of its performance of its obligations under the agreement.

Limitation on Liability. The Current and Proposed Delegation Agreements both provide that LaSalle U.S. and LaSalle B.V. will each hold harmless and indemnify the other from and against any loss or damages arising out of the indemnifying party’s breach of the agreement or arising out of the willful misfeasance, bad faith or gross negligence on the indemnifying party’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under the agreement.

Duration and Termination. The Proposed Delegation Agreement will have an initial term of two years from its effective date and will continue until a new agreement is approved in the manner required by the 1940 Act.

Required Vote and Recommendation

Approval of the Proposed Delegation Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Corporation, which for this purpose means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Corporation or (ii) 67% or more of the shares of the Corporation present at the Meeting if more than 50% of the outstanding shares of the Corporation are present at the Meeting in person or represented by proxy.

At a meeting held on [•], 2008, the Board approved the Proposed Delegation Agreement and voted to present the Proposed Delegation Agreement for stockholder approval.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED DELEGATION AGREEMENT.

PROPOSAL 4 – ELECTION OF DIRECTORS

The Board of Directors is presently comprised of ten Directors. The Board is divided into three classes, two of which consist of three Directors and one of which consists of four Directors. Members of each class hold office for a term of three years and until their successors are elected and qualify. The term of one class expires in each year.

[•] of the Directors of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by the RiverSource board, as the Directors believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The remaining [•] of the current Directors are expected to continue to serve as Directors, and to serve on the boards of the funds advised by RiverSource.

Effective upon the Closing, the number of directors on the Board will increase by [•] for a total of [•] directors. If the Transaction does not close for any reason, the size of the Board will not be increased, the existing Directors would continue to serve as Directors, and the nominees would not serve as Directors.

Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott (each a “Nominee” and, collectively, the “Nominees”), each of whom has agreed to serve, have been nominated for election as Directors of the Corporation. [•] are current Directors and are expected to continue to serve, following the Closing. [•] have been recommended for election to the class of directors whose term will expire at the annual meeting to be held in 2009, [•] have been recommended for election to the class of directors whose term will expire at the annual meeting to be held in 2010, and [•] have been recommended for election to the class of directors whose term will expire at the annual meeting to be held in 2011. Each class will consist as nearly as possible of one-third of the entire Board of Directors and will hold office for the term of three years, so that the term of office of one class will expire in each year, but each Nominee shall hold office until his or her successor is elected and qualifies. If an unforeseen event prevents a Nominee from serving, your votes will be cast for the election of a substitute selected by the Directors. It is the intention of the persons named in the accompanying form of proxy to nominate and cast your votes for the election of Mmes. Blatz, Carlton, Flynn, Jones, Paglia and Taunton-Rigby and Messrs. Carlson, Laikind, Lewis, Jr. and Truscott.

Information Regarding the Nominees

Background information regarding each of the Nominees follows.

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee
Independent Director Nominee
Kathleen Blatz (53) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Chief Justice, Minnesota Supreme Court, 1998-2006; Director of RiverSource funds since 2006; Trustee of St. Thomas University, the Judicial Conference Committee on Federal-State Jurisdiction; Vice Chair of the Minnesota Supreme Court Foster Care and Permanency Task Force.	[•]

Arne H. Carlson (73) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Independent Chair of the Boards of RiverSource Funds, 1999-2006; Chair, Board Services Corporation; former Governor of Minnesota	[•]

Pamela G. Carlton (53) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	President, Springboard-Partners in Cross Cultural Learning LLC; Director of RiverSource funds since 2007.	[•]

Patricia M. Flynn (57) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Trustee Professor of Economics and Management, Bentley College; Director of RiverSource funds since 2004; former Dean, McCallum Graduate School of Business and its Graduate, Executive and Professional Education programs, Bentley College	[•]

Anne P. Jones (73) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Attorney and Consultant; Director of RiverSource funds since 1985.	[•]

Jeffrey Laikind (72) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Former Managing Director, Shikiar Asset Management; Director of RiverSource funds since 2005.	[•]

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee
Stephen R. Lewis, Jr. (69) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	President Emeritus and Professor of Economics, Carleton College; Director of RiverSource funds since 2002; Director of Valmont Industries, Inc.; Trustee of the Carnegie Endowment for International Peace and the William Mitchell College of Law.	[•]

Catherine James Paglia (55) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Director, Enterprise Asset Management, Inc.; Director of RiverSource funds since 2004; Trustee of Carleton College.	[•]

Alison Taunton-Rigby (64) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-[•]; N/A	Chief Executive Officer, RiboNovix, Inc. since 2003; former President, Forester Biotech; Director of RiverSource funds since 2002; Director of Healthways, Inc., Idera Pharmaceuticals, Inc., Abt Associates, Inc. and the Children’s Hospital of Boston; Director/Trustee of the Biomedical, Science Careers Program, the Mass Women’s Forum, the Whitehead Institute and Bentley College Business Ethics Board.	[•]

[1]

This table assumes the Closing occurs. “Fund Complex” is comprised of the RiverSource complex of funds (currently consists of [•] registered investment companies (comprising [•] separate portfolios)) and the Seligman Group of Funds (currently consists of 22 registered investment companies (comprising 59 separate portfolios)).

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee
Interested Director Nominee
William F. Truscott* (47) 53600 Ameriprise Financial Center, Minneapolis, MN 55474	2008-[•]; N/A	President, U.S. Asset Management and Chief Investment Officer, Ameriprise Financial, Inc.; President, Chairman of the Board and Chief Investment Officer, RiverSource Investments, LLC since 2005; Director, President and Chief Executive Officer, Ameriprise Certificate Company since 2006; Chairman of the Board, Chief Executive Officer; President, RiverSource Distributors, Inc. since 2006; Senior Vice President, Chief Investment Officer, Ameriprise Financial, Inc.; Chairman of the Board and Chief Investment Officer, RiverSource Investments, LLC, 2001-2005; Director of RiverSource funds since 2001.	[•]

*	If elected, Mr. Truscott would be considered an “interested person” of the Corporation, as defined in the 1940 Act, by virtue of his positions with Ameriprise Financial, Inc. and RiverSource Investments, LLC.

Information regarding the Directors of the Corporation follows. The address of each Director and officer is 100 Park Avenue, New York, New York 10017.

Name (Age) and Position With Corporation*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] to be Overseen by Nominee
Independent Director
Maureen Fonseca (52) Director	2007-2010	Head of School, The Masters School (education); Director or Trustee of each of the investment companies of the Seligman Group of Funds; Trustee, New York State Association of Independent Schools and Greens Farms Academy (education); and Commissioner, Middle States Association (education).	59

Betsy S. Michel (66) Director	2007-2008	Attorney; Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Trustee, The Geraldine R. Dodge Foundation (charitable foundation) and Drew University (Madison, NJ). Formerly, Chairman of the Board of Trustees of St. George’s School (Newport, RI) and Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.	59

James N. Whitson (73) Director	2007-2008	Retired Executive Vice President and Chief Operating Officer, Sammons Enterprises, Inc. (a diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Director, CommScope, Inc. (manufacturer of telecommunications equipment). Formerly, Director and Consultant, Sammons Enterprises, Inc. and Director, C-SPAN (cable television networks).	59

John R. Galvin (79) Director	2007-2009	Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts University; Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Chairman Emeritus, American Council on Germany. Formerly, Director, Raytheon Co. (defense and commercial electronics); Governor of the Center for Creative Leadership; and Trustee, Institute for Defense Analyses. From February 1995 until June 1997, Director of USLIFE Corporation (life insurance). From June 1987 to June 1992, Supreme Allied Commander, NATO, and the Commander-in-Chief, United States European Command.	59

Name (Age) and Position With Corporation*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] to be Overseen by Nominee
John F. Maher (65) Director	2007-2010	Retired President and Chief Executive Officer, and former Director, Great Western Financial Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank). Director or Trustee of each of the investment companies of the Seligman Group of Funds. From 1989 to 1999, Director, Baker Hughes (energy products and services).	59

[2]

“Fund Complex” for existing Directors reflects only the portfolios in the Seligman Group of Funds, which currently consists of 22 registered investment companies (comprising 59 separate portfolios), including the Corporation.

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Frank A. McPherson (75) Director	2007-2010	Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma Medical Research Foundation, Oklahoma Foundation for Excellence in Education, National Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art. Formerly, Director, ConocoPhillips (integrated international oil corporation), Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the Nature Conservancy, Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK Financial (bank holding company). From 1990 until 1994, Director, the Federal Reserve System’s Kansas City Reserve Bank.	59

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex to be Overseen by Nominee
Leroy C. Richie (66) Director	2007-2010	Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the investment companies of the Seligman Group of Funds; Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally, Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director, OGE Energy Corp. (energy and energy services provider offering physical delivery and related services for both electricity and natural gas); Director and Chairman, Highland Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation. Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic Growth Corp. From 1990 until 1997, Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation.	59

Robert L. Shafer (76) Director	2007-2009	Ambassador and Permanent Observer of the Sovereign Military Order of Malta to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds. Formerly, from May 1987 until June 1997, Director, USLIFE Corporation (life insurance) and from December 1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).	59
Interested Director
William C. Morris** Director and Chairman	2007-2009	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.; and President and Chief Executive Officer of The Metropolitan Opera Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.	59

Brian T. Zino** (55) Director, President and Chief Executive Officer	2007-2008	Director and President, J. & W. Seligman & Co. Incorporated; President, Chief Executive Officer and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; Chairman, Seligman Data Corp; and a member of the Board of Governors of the Investment Company Institute. Formerly, Director and Chairman, ICI Mutual Insurance Company.	59

**	Messrs. Morris and Zino are considered “interested persons” of the Corporation, as defined in the 1940 Act, by virtue of their positions with J. & W. Seligman & Co. Incorporated and its affiliates.

Beneficial Ownership of Shares of the Corporation and Seligman Group of Funds

As of [July    , 2008], each Director (and Nominee) beneficially owned shares of the Corporation and the investment companies of the Seligman Group of Funds as follows:

Name of Director or Nominee	Dollar Range of Shares Owned by Director or Nominee of the Corporation	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Independent Director Nominees
Kathleen Blatz	[•]	[Over $100,000]
Arne H. Carlson	[•]	[Over $100,000]
Pamela G. Carlton	[•]	[None]
Patricia M. Flynn	[•]	[Over $100,000**]
Anne P. Jones	[•]	[Over $100,000]
Jeffrey Laikind	[•]	[None]
Stephen R. Lewis, Jr.	[•]	[Over $100,000**]
Catherine James Paglia	[•]	[Over $100,000**]
Alison Taunton-Rigby	[•]	[Over $100,000]

Independent Directors
Maureen Fonseca	[•]	[•]
John R. Galvin	$10,001-$50,000	$50,001-$100,000
John F. Maher	$10,001-$50,000	Over $100,000
Frank A. McPherson	$1-$10,000	Over $100,000
Betsy S. Michel	$10,001-$50,000	Over $100,000
Leroy C. Richie	$1-$10,000	Over $100,000
Robert L. Shafer	$10,001-$50,000	Over $100,000
James N. Whitson	$1-$10,000	Over $100,000

Interested Director Nominee
William F. Truscott	[•]	[Over $100,000]

Interested Directors
William C. Morris	Over $100,000	Over $100,000
Brian T. Zino	$10,001-$50,000	Over $100,000

*	For the purposes of this table, “Family of Investment Companies” assumes that the Closing has occurred and includes funds in the RiverSource complex of funds and the Seligman Group of Funds.
**	With respect to funds in the RiverSource complex of funds, includes deferred compensation invested in share equivalents.

As of [June 30], 2008, all Directors and officers of the Corporation as a group owned beneficially less than 1% of the Corporation’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the trustees and officers, the persons who own in excess of 10% of the Corporation’s outstanding shares and certain officers and directors of Seligman to file initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of the Corporation. Such stockholders, officers and directors are required to furnish the Corporation with copies of all Section 16(a) forms that they file. To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation, and on representations made, all Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

Arrangements for Selection as Nominee

In light of the Transaction, the Board determined that nomination of persons who are more familiar with RiverSource and with the management and operation of other funds advised by RiverSource would facilitate the efficient and effective representation of stockholder interests. All Nominees were reviewed based on the criteria generally employed by the Director Nominating Committee to review candidates for nomination as Director and were unanimously recommended by such committee for election as directors.

Transactions in Securities of Seligman

No Director or Nominee has purchased or sold any securities, in an amount exceeding 1% of the outstanding securities, of Seligman or any subsidiary, except that each of Messrs. Morris and Zino, each a Director, has agreed to sell his stock in Seligman, representing approximately 55% and 9.4%, respectively, of the outstanding stock of Seligman, to RiverSource in connection with the Transaction.

Current Committees of the Board

The Board met [•] times during the fiscal year ended December 31, 2007. The standing committees of the Board include the Board Operations Committee, Audit Committee, and Director Nominating Committee (each a “Committee”). These Committees are comprised solely of Directors who are not “interested persons” of the Corporation as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Corporation. The Committee met [•] times during the fiscal year ended December 31, 2007. Members of the Committee, Messrs. McPherson (Chairman), Maher, Richie, Shafer and Whitson, General Galvin, and Mses. Fonseca and Michel, are the independent Directors of the Corporation. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a “lead independent director,” as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and Seligman between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, this Committee assists the Board in its oversight of the Corporation’s financial reporting process and operates pursuant to a written charter last amended on March 17, 2005, a copy of which is available at the Corporation’s website, www.seligman.com. The Committee met [•] times during the year ended December 31, 2007. Members of this Committee are Messrs. Whitson (Chairman), Maher and Richie and General Galvin. The members of this Committee are “independent” as required by applicable listing standards of the New York Stock Exchange.

Director Nominating Committee. Members of the Nominating Committee are Messrs. Shafer (Chairman) and McPherson and Ms. Michel. The Nominating Committee met [•] during the year ended December 31, 2007. Pursuant to its written charter adopted by the Board of Directors on March 18, 2004, the Nominating Committee identifies, evaluates, selects and nominates, or recommends for nomination, candidates for the Board. It also may set standards or qualifications for Directors. The Nominating Committee may consider candidates for the Board submitted by current Directors, Seligman, the stockholders and other appropriate sources.

The Nominating Committee will consider candidates submitted by a stockholder or group of stockholders who have beneficially owned at least $10,000 of the Corporation’s outstanding Common Stock for at least one year at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing to the attention of the Secretary at 100 Park Avenue, New York, New York 10017 and received at such time as may be determined by the Corporation’s Board of Directors in its reasonable discretion. The Nominating Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the nominating stockholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate’s relevant knowledge, experience and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Corporation and the candidate’s ability to qualify as a disinterested Director. The charter for the Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Nominating Committee may be obtained by writing to the Secretary of the Corporation at the address above.

Proposed Committees

The Nominees have indicated that if they are elected, they intend to organize the following committees of the Board:

Board Governance Committee. This committee would recommend to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee would also review candidates for Board membership including candidates recommended by stockholders of the Corporation. The committee would also make recommendations to the Board regarding responsibilities and duties of the Board, oversee proxy voting and support the work of the Chairperson of the Board (the “Chairperson”) in relation to furthering the interests of the Corporation and its stockholders on external matters.

Compliance Committee. This committee would support the Corporation’s maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Corporation or its key service providers; would develop and implement, in coordination with the Corporation’s Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and would provide a designated forum for the Corporation’s CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee would review and oversee the contractual relationships with service providers and would receive and analyze reports covering the level and quality of services provided under contracts with the Corporation and advise the Board regarding actions taken on these contracts during the annual review process.

Executive Committee. This committee would act for the Board between meetings of the Board.

Investment Review Committee. This committee would review and oversee the management of the Corporation’s assets and would consider investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and report areas of concern to the Board.

Audit Committee. This committee would oversee the accounting and financial reporting processes of the Corporation and internal controls over financial reporting and would oversee the quality and integrity of the Corporation’s financial statements and independent audits as well as the Corporation’s compliance with legal and regulatory requirements relating to the Corporation’s accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also would make recommendations regarding the selection of the Corporation’s independent auditor and review and evaluate the qualifications, independence and performance of the auditor.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a stockholder must send written communications to 100 Park Avenue, New York, New York 10017, addressed to the Board of Directors of Seligman LaSalle International Real Estate Fund, Inc. or the individual Director. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director. Consistent with the Corporation’s policy, each member of the Board of Directors will be encouraged to attend the next annual meeting of stockholders.

Executive Officers of the Corporation

Information with respect to executive officers of the Corporation, other than Messrs. Morris and Zino, is as follows:

Name (Age) and Position With the Corporation*	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
Eleanor T.M. Hoagland (57) Vice President and Chief Compliance Officer	2007 to Date	Ms. Hoagland is a Managing Director of Seligman and Vice President and Chief Compliance Officer for each of the investment companies of the Seligman Group of Funds.

Lawrence P. Vogel (51) Vice President and Treasurer	2007 Date	Mr. Vogel is Senior Vice President and Treasurer, Investment Companies, of Seligman, Vice President and Treasurer of each of the investment companies of the Seligman Group of Funds and Treasurer of Seligman Data Corp.

Thomas G. Rose (50) Vice President	2007 to Date	Mr. Rose is Managing Director, Chief Financial Officer, and Treasurer of Seligman, and Senior Vice President, Finance of Seligman Advisors, Inc. and Seligman Data Corp. He is a Vice President of each of the investment companies of the Seligman Group of Funds, Seligman International, Inc. and Seligman Services, Inc.

Paul B. Goucher (39) Secretary and Chief Legal Officer	July 2008 to Date	Director, Managing Director, General Counsel and Corporate Secretary, J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds; and Corporate Secretary, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp. Formerly, Senior Vice President, Associate General Counsel and Assistant Corporate Secretary, J. & W. Seligman & Co. Incorporated; Assistant Secretary of each of the investment companies in the Seligman Group of Funds; and Assistant Corporate Secretary, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp.

*	All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing officers is 100 Park Avenue, New York, New York 10017.

Remuneration for Directors and Officers

Directors of the Corporation who are not employees of Seligman or its affiliates each receive an annual retainer fee of $60,000, the amount of which is shared by the Corporation and the other investment companies in the Seligman Group of Funds. For the year ended December 31, 2007, the Corporation paid each Director a portion of an aggregate retainer fee in the amount (for each Director that served for a full year) of [•]. In addition, such Directors are currently paid a total of $3,000 for each day on which they attend Board and/or Committee meetings ($1,500 for telephonic attendance at certain meetings), the amount of which is shared by the Corporation and the other investment companies of the Seligman Group of Funds meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. There were seven Directors who were not employees of Seligman or its affiliates at the beginning of 2007. Total Directors’ fees paid by the Corporation to the Directors listed below for the year ended December 31, 2007 were as follows:

Number of Directors in Group	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
10	Directors and Members of Committees	[•]

Director’s attendance, retainer and/or committee fees paid to each Director during 2007 were as follows:

Name	Aggregate Compensation From Corporation	Pension or Retirement Benefits Accrued as Part of Corporation Expenses	Total Compensation From Corporation and Seligman Group of Funds Complex*
Maureen Fonseca**	[•]	–0–	$ 43,565
John R. Galvin	[•]	–0–	106,500
John F. Maher***	[•]	–0–	105,000
Frank A. McPherson	[•]	–0–	106,500
Betsy S. Michel	[•]	–0–	112,500
Leroy C. Richie	[•]	–0–	112,500
Robert L. Shafer	[•]	–0–	112,500
James N. Whitson	[•]	–0–	106,500

*	For the year ended December 31, 2007, there were twenty-three registered investment companies in the Seligman Group of Funds, including the Corporation.
**	Dr. Fonseca became a Director on July 19, 2007.
***	Mr. Maher is currently deferring compensation pursuant to the Corporation’s deferred compensation plan. Mr. Maher has accrued deferred compensation (including earnings/losses) in respect of the Corporation in the amount of [$3,045] as of December 31, 2007.

No compensation is paid by the Corporation or funds in the Seligman Group of Funds to Directors or officers of the Corporation or funds in the Seligman Group of Funds, as applicable, who are employees or officers of Seligman.

Required Vote and Recommendation

The Corporation’s Bylaws require each Nominee to be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to be cast in the election of a director.

Your Board of Directors Unanimously Recommends that You Vote FOR the Election of Each of the Nominees to Serve as Director of the Corporation.

OTHER INFORMATION

Other Matters to Come Before the Meeting

Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to Proposals 1 and 2, no other business may properly come before the Meeting. The persons named as proxies will vote on such procedural matters in accordance with their discretion.

Stockholder Proposals

Notice is hereby given that, under the stockholder proposal rule under the Securities Exchange Act (Rule 14a-8), any stockholder proposal that may properly be included in the proxy solicitation material for the Corporation’s first annual meeting must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Corporation’s Bylaws require that certain information must be provided by the stockholder to the Corporation when notice of a nominee or proposal is submitted to the Corporation.

Expenses

The expenses incurred in connection with the solicitation of proxies for the Meeting, including preparation, filing, printing, mailing and solicitation expenses, legal fees, out-of-pocket expenses and expenses of any proxy solicitation firm, will be paid by RiverSource pursuant to the terms of the Stock Purchase Agreement, and not by the Corporation. In addition to the use of the mails, proxies may be solicited personally or via facsimile, telephone or the Internet by Directors, officers and employees of the Corporation, Seligman, Seligman Advisors, Inc., Seligman Services, Inc., Seligman Data Corp. and RiverSource and its affiliates and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Corporation has engaged Georgeson Inc., 199 Water Street, New York, New York 10038 to assist in soliciting for a fee of up to $[•] plus expenses.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A PRE-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, AND TOUCH-TONE TELEPHONE AND INTERNET VOTING ARE AVAILABLE TO AUTHORIZE PROXIES TO CAST YOUR VOTES AT THE MEETING.

By order of the Board of Directors,

Paul B. Goucher,

Secretary

It is important that you authorize proxies promptly. All stockholders, including those who expect to attend the meeting, are urged to authorize their proxy as soon as possible by accessing the Internet site listed on the enclosed proxy card, by calling the toll-free number listed on the enclosed proxy card, or by mailing the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting you will need to present proof of record ownership of Seligman LaSalle International Real Estate Fund, Inc. stock as of the record date or, if your shares are held in street name, a proxy from the record holder.

APPENDIX A

MORE INFORMATION ON RIVERSOURCE, SELIGMAN, LASALLE U.S. AND LASALLE B.V.

RiverSource’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o RiverSource Investments LLC, 200 Ameriprise Financial Center, Minneapolis, MN.

Name	Principal Occupation
Patrick T. Bannigan	Director, Senior Vice President – Asset Management, Products and Marketing, RiverSource Investments LLC; President, RiverSource Funds.

Peter A. Gallus	Senior Vice President and Chief Operating Officer, RiverSource Investments LLC; Vice President – Investment Administration for Ameriprise Financial, Inc.; Vice President – CAO Investment Management for Ameriprise Financial Services, Inc.

Christopher P. Keating	Director, Vice President and Head of Institutional Sales, Client Service and Consultant Relationships, RiverSource Investments LLC.

Michelle Keeley	Director, Executive Vice President – Equities and Fixed Income, RiverSource Investments LLC; Executive Vice President – Equities and Fixed Income, Ameriprise Financial, Inc.

Jennifer D. Lammers	Chief Compliance Officer, RiverSource Investments LLC; U.S. Asset Management Chief Compliance Officer, Ameriprise Financial, Inc.; Chief Compliance Officer, RiverSource Funds; Chief Compliance Officer, Ameriprise Certificate Company, Inc.; Chief Compliance Officer, Kenwood Capital Management LLC.

Brian J. McGrane	Director, Vice President and Chief Financial Officer, RiverSource Investments LLC; Senior Vice President and Lead Financial Officer, Ameriprise Financial, Inc.

Scott R. Plummer	Chief Legal Officer, RiverSource Investments LLC; Vice President and Chief Counsel, Asset Management, Ameriprise Financial, Inc.; Vice President, General Counsel and Secretary, RiverSource Funds.

Name	Principal Occupation
William F. Truscott	President, Chairman of the Board and Chief Investment Officer, RiverSource Investments LLC; President – U.S. Asset Management and Chief Investment Officer, Ameriprise Financial, Inc.; Chairman of the Board, Chief Executive Officer and President, RiverSource Distributors, Inc.; Director, President and Chief Executive Officer of the Ameriprise Certificate Company; Director, RiverSource Funds.

Seligman’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o 100 Park Avenue, New York, New York 10017.

Name	Principal Occupation
Michael J. Alpert	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

John H. Clark	Managing Director, Director and Chief Administrative Officer, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc. and Seligman Services, Inc.

John B. Cunningham	Managing Director, Chief Investment Officer and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Neil T. Eigen	Director and Managing Director, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc. and Seligman Services, Inc.

Paul B. Goucher	Director, Managing Director, General Counsel and Corporate Secretary, J. & W. Seligman & Co. Incorporated; Corporate Secretary of Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp.

Charles W. Kadlec	Director and Managing Director, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc., Director and President of Seligman Services, Inc.

J. Eric Misenheimer	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Thomas G. Moles	Managing Director, Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc., Director and Vice President of Seligman Services, Inc.

Name	Principal Occupation
William C. Morris*	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.

Francis L. Mustaro	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Albert A. Pisano	Senior Vice President, Law and Regulation and Chief Compliance Officer, J. & W. Seligman & Co. Incorporated; Senior Vice President and Chief Compliance Officer of Seligman Advisors, Inc. and Seligman Services, Inc.

Thomas G. Rose	Managing Director and Chief Financial Officer, J. & W. Seligman & Co. Incorporated

Rodney G.D. Smith	Managing Director and Director, J. & W. Seligman & Co. Incorporated;, Director, Seligman Advisors, Inc. and Seligman Services, Inc.

David F. Stein	Director and Vice Chairman, J. & W. Seligman & Co. Incorporated; Director, Seligman Services, Inc. and Seligman Advisors, Inc.

Erik J. Voss	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Paul H. Wick	Director, Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Brian T. Zino	Director and President, J. & W. Seligman & Co. Incorporated; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; Chairman and Director, Seligman Data Corp.

*	Mr. Morris owns approximately 55% of the stock of Seligman.

LaSalle U.S.’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o 100 East Pratt Street, Baltimore, Maryland 21202.

Name	Principal Occupation
David Doherty	Chief Compliance Officer, LaSalle Investment Management (Securities) L.P.

Stanley Kraska, Jr.	Director and Chief Operation Officer, LaSalle Investment Management (Securities) L.P.

Gordon Repp	Chief Legal Officer, LaSalle Investment Management (Securities) L.P.

Kimball C. Woodrow	Director and Chief Executive Officer, LaSalle Investment Management (Securities) L.P.

LaSalle B.V.’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o Herengracht 471, 1017 BS Amsterdam, The Netherlands.

Name	Principal Occupation
Ernst-Jan De Leeuw	Director, LaSalle Investment Management Securities B.V.

David Doherty	Chief Compliance Officer, LaSalle Investment Management Securities B.V.

Robert Lafors	Managing Director, LaSalle Investment Management Securities B.V.

Gordon Repp	Chief Legal Officer, LaSalle Investment Management Securities B.V.

Matthew Sgrizzi	Director, LaSalle Investment Management Securities B.V.

LaSalle U.S. and LaSalle B.V. are 100% owned subsidiaries of Jones Lang LaSalle Incorporated. The address of Jones Lang LaSalle Incorporated is 200 East Randolph Drive, Chicago, Illinois 60601.

APPENDIX B

FORM OF PROPOSED ADVISORY AGREEMENT

FORM OF

INVESTMENT MANAGEMENT SERVICES AGREEMENT

This Agreement dated as of                     , is by and between RiverSource Investments, LLC (the “Investment Manager”), a Minnesota limited liability company and Seligman LaSalle International Real Estate Fund, Inc. (the “Fund”), a Maryland corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1)	The Fund hereby retains the Investment Manager, and the Investment Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with investment advice; to determine, consistent with the Fund’s investment objectives and policies, which securities in the Investment Manager’s discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Fund as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the “Board”) and the authorized officers of the Fund. The Investment Manager agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned and to maintain adequate oversight over any service providers including subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager’s performance under this Agreement. The Fund agrees that the Investment Manager may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of services and also with the understanding, that the Investment Manager shall obtain such approval from the Fund’s Board and/or its shareholders as is required by law, rules and regulations promulgated thereunder, terms of the Agreement, resolutions of the Board and commitments of the Investment Manager.

(2)	The Investment Manager agrees that the investment advice and investment decisions will be in accordance with general investment policies of the Fund as disclosed to the Investment

Manager from time to time by the Fund and as set forth in the prospectus and registration statement filed with the United States Securities and Exchange Commission (the “SEC”).

(3)	The Investment Manager agrees to provide such support as required or requested by the Board in conjunction with voting proxies solicited by or with respect to the issuers of securities in which the Fund’s assets may be invested from time to time. In the event that the Board, in its sole discretion, delegates proxy voting authority to the Investment Manager, the Investment Manager will determine how voting and other rights with respect to securities in which the Fund’s assets may be invested from time to time will be exercised, subject to the control of the Board. Absent such a delegation, the Board will exercise sole voting power with respect to all such proxies.

(4)	The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Fund including the acquisition or disposition of securities, proxy voting and safekeeping of assets.

(5)	The Fund agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

(6)

In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Fund, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager will consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer’s risk in positioning a block of securities, the broker-dealer’s execution service rendered on a continuing basis and in other transactions, the broker-dealer’s expertise in particular markets, and the broker-dealer’s ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Fund, or other affiliated products, as a factor in the selection of broker-dealers through which transactions are executed.

(7)	Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. Each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. The Fund understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Fund may have under such laws or regulations.

Part Two: COMPENSATION TO THE INVESTMENT MANAGER

(1)	The Fund agrees to pay to the Investment Manager, and the Investment Manager covenants and agrees to accept from the Fund in full payment for the services furnished, a fee as set forth in Schedule A.

(2)	The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, in whole or in part with respect to any Fund, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The fee provided for hereunder shall be paid in cash by the Fund to the Investment Manager within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)	The Fund agrees to pay:

(a)	Fees payable to the Investment Manager for its services under the terms of this Agreement.

(b)	Taxes.

(c)	Brokerage commissions and charges in connection with the purchase and sale of assets.

(d)	Custodian fees and charges.

(e)	Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

(f)	Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Fund, its Board members and officers, (ii) it employs in conjunction with a claim asserted by the Board against the Investment Manager, except that the Investment Manager shall reimburse the Fund for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or the Investment Manager agrees, that it is liable in whole or in part to the Fund, (iii) it employs to assert a claim against a third party, and (iv) it or the Investment Manager employs, with the approval of the Board, to assist in the evaluation of certain investments or other matters related to the management of the Fund.

(g)	Fees paid for the qualification and registration for public sale of the securities of the Fund under the laws of the United States and of the several states in which such securities shall be offered for sale.

(h)	Fees of consultants employed by the Fund.

(i)	Board member, officer and employee expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for Board members, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker’s compensation insurance and other expenses applicable to the Board members, officers and employees, except the Fund will not pay any fees or expenses of any person who is an officer or employee of the Investment Manager or its affiliates.

(j)	Filing fees and charges incurred by the Fund in connection with filing any amendment to its organizational documents, or incurred in filing any other document with the state where the Fund is organized or its political subdivisions.

(k)	Organizational expenses of the Fund.

(l)	Expenses incurred in connection with lending portfolio securities of the Fund.

(m)	Expenses properly payable by the Fund, approved by the Board.

(n)	Other expenses payable by the Fund pursuant to separate agreement of the Fund and any of its service providers.

(2)	Unless the Fund is obligated to pay an expense pursuant to Part Three, Section I, above, the Investment Manager agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

(1)	The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

(2)	A “full business day” shall be as defined in the By-laws of the Fund.

(3)	The Fund acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients, so long as the Investment Manager’s services to the Fund under this Agreement are not impaired thereby. The Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Fund, and that the Investment Manager and its affiliates may trade and have positions in securities of issuers where the Fund may own equivalent or related securities, and where action may or may not be taken or recommended for the Fund. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Fund, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client. Notwithstanding any of the foregoing, the Investment Manager shall allocate investment opportunities among its clients, including the Fund, in an equitable manner, consistent with its fiduciary obligations. By reason of their various activities, the Investment Manager and its affiliates may from time to time acquire information about various corporations and their securities. The Fund recognizes that the Investment Manager and its affiliates may not always be free to divulge such information, or to act upon it.

(4)

Neither this Agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Fund as Board members, officers, shareholders, or otherwise; or that the Investment Manager or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

(5)	Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party’s principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6)	The Investment Manager agrees that no officer, director or employee of the Investment Manager will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

(a)	Officers, directors or employees of the Investment Manager from having a financial interest in the Fund or in the Investment Manager.

(b)	The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Investment Manager, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

(c)	Transactions with the Fund by a broker-dealer affiliate of the Investment Manager as may be allowed by rule or order of the U.S. Securities and Exchange Commission and if made pursuant to procedures adopted by the Board.

(7)	The Investment Manager agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Investment Manager under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

(8)

All information and advice furnished by the Investment Manager to the Fund under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to the Investment Manager under this Agreement shall be confidential and shall not be dis-

closed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Fund, or where the Fund requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy policies in effect from time to time.

(9)	This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

(1)	This Agreement shall continue in effect until [DATE – two years from date of agreement] or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term “interested person” shall have the same meaning as set forth in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”). As used in this agreement, the term “majority of the outstanding shares of the Fund” shall have the same meaning as set forth in the 1940 Act.

(2)	This Agreement may be terminated, with respect to each underlying series of the Fund, by either the Fund or the Investment Manager at any time by giving the other party 60 days’ written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund.

(3)	This Agreement shall terminate in the event of its assignment, the term “assignment” for this purpose having the same meaning as set forth in the 1940 Act.

(4)	Non-material amendments or modifications to this Agreement as may be permitted by the 1940 Act will only be made effective upon written agreement executed by the Investment Manager and the Board.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

By:

RIVERSOURCE INVESTMENTS, LLC

By:

Schedule A

Amount payable under Part Two is an annual fee in an amount equal to 0.98% of the Fund’s daily net assets. The fee is to be computed daily and paid monthly.

APPENDIX C

FORM OF PROPOSED SUBADVISORY AGREEMENT

SUBADVISORY AGREEMENT

SUBADVISORY AGREEMENT, dated                     , between RIVERSOURCE INVESTMENTS, LLC, a Minnesota limited liability company (the “Manager”) and LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P., a Maryland limited partnership (the “Subadviser”).

WHEREAS, the Manager has entered into an Investment Management Services Agreement, dated as of the date hereof (the “Management Agreement”), with Seligman LaSalle International Real Estate Fund, Inc. (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to render or contract to obtain assistance in rendering investment management services to the Fund and to administer the business and other affairs of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to assist in providing investment advisory and other services to the Fund, and the Subadviser is willing to render such services, effective as of the commencement of the Fund’s operations (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.  Duties of the Subadviser.  (a) Subject in each case to the control of the Board of Directors of the Fund (the “Board”) and in accordance with the investment objectives and strategies set forth in the Registration Statement and Prospectus of the Fund (the “Registration Statement”) and the requirements of the 1940 Act, and in conjunction with and under the supervision of the Manager, the Subadviser agrees to furnish the Manager and the Fund with such investment advice, research and assistance as the Manager or the Fund shall from time to time reasonably request. Without limiting the generality of the foregoing, Subadviser shall manage the investments of the Fund in accordance with the Registration Statement and in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”), and such other limitations as the Manager or the Board may institute and inform the Subadviser in writing are applicable.

(b) Subject to the foregoing, the Subadviser shall (i) participate in the development of the Fund’s overall investment strategy and in the determination of investment allocations, (ii) provide investment advice and research to the Fund with respect to existing and potential investments in securities, including company visits and meetings with management, (iii) determine securities and other assets for investment, (iv) develop and implement, in consultation with the Manager, dividend capture rotation trading strategies, (v) select brokers and dealers, and (vi) cause the execution of trades; provided that, until Subadviser is notified otherwise by the Manager, the Manager shall determine (in consultation with the Subadviser) the amount of assets that shall be Uninvested Assets (as defined below) of the Fund and retain the authority and responsibility for investment and reinvestment of Uninvested Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s assets. The Subadviser will make available representatives to report in person to the Board at least semi-annually on investment results, regulatory compliance with respect to the Fund’s investments and other matters that the Manager or the Board may reasonably request. The Subadviser shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request. For purposes of this Section 1(b), “Uninvested Assets” means any assets of the Fund that are in cash, cash equivalents or money market instruments.

(c) Portfolio accounting and pricing for the Fund will be the ultimate responsibility of a third party accounting agent or administrator; however, in the event that an asset under the supervision of the Subadviser cannot be priced by a pricing source authorized by the Manager or market quotations are not readily available (as contemplated in the Fund’s valuation procedures), the Subadviser will provide the third party accounting agent or administrator with the “fair value” for such asset in accordance with the Fund’s valuation procedures. With respect to Fund investments under the supervision of the Subadviser, the Subadviser shall provide reasonable assistance to the Manager and the Fund’s custodians (“Custodians”), third party accounting agents and administrators to assist in trade settlement, dividend processing and corporate actions affecting the Fund’s investments and will provide to the Manager and such Custodians, third party accounting agents or administrators executed trade information which may be transmitted by computer or other acceptable electronic medium. Subadviser will not be responsible for any loss to the extent incurred by reason of any act or omission of any of the third party accounting agents or administrators or Custodians and will not take custody of any Fund investments.

(d) The Subadviser agrees to keep, and to preserve for the prescribed periods, all records relating to its activities hereunder that are required by the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Subadviser hereby agrees that any and all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund’s or the Manager’s request, provided, however, that Subadviser may retain copies of any records. Nothing herein shall prohibit the Subadviser from using the performance track record of the Fund, including following any termination of this Agreement, to the extent such use is otherwise consistent with applicable law, rules and regulations.

(e) With respect to any investment company in the RiverSource complex of funds, (i) the Subadviser will not consult with any other subadviser (other than a Subadviser Affiliate as defined in Section 13(c) below) (each a “Non-affiliated Subadviser”) to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if the Subadviser and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by Subadviser to that investment company will be limited to the assets for which Subadviser is responsible. The Manager shall provide a current list of all Non-affiliated Subadvisers to the RiverSource complex of funds to the Subadviser and shall update such list promptly upon any additions or departures of such Non-affiliated Subadvisers to the RiverSource complex of funds.

(f) The Subadviser shall exercise its best judgment in rendering its services described in this Agreement. However, subject to Section 36 of the 1940 Act, the Subadviser shall not be liable to the Fund for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of its duties under this Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Subadviser shall be liable for any loss incurred by the Fund, the Manager or their respective affiliates to the extent such losses arise out of any act or omission directly attributable to the Subadviser which results, directly or indirectly, in an error in the net asset value of the Fund.

2.  Expenses.  The Subadviser shall furnish at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties hereunder, (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund, and (iii) all travel expenses in connection with its services to the Fund. Except for expenses specifically assumed or agreed to be paid by the Subadviser under this Agreement, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, and (iii) custodian, third party accounting agent or administrator fees and expenses.

3.  Compensation.  (a) As compensation for the services performed by the Subadviser pursuant to Section 1, the Manager will pay to the Subadviser each month a fee equal to 50% of the amount of the investment management fee payable to the Manager with respect to that month pursuant to the terms of the Management Agreement then in effect. Such compensation shall be paid by the Manager to the Subadviser as soon as practicable following receipt by the Manager of its investment management fees from the Fund (but no later than 10 business days following such receipt).

(b) If the Subadviser shall serve hereunder for less than the whole of any month, the fee hereunder shall be prorated.

(c) Any fee payable to the Subadviser under this Agreement shall be paid to the Subadviser or to an affiliate of the Subadviser at an address or to an account designated by the Subadviser.

4.  Purchase and Sale of Assets.  (a) The Subadviser shall purchase securities and other assets from or through and sell securities or other assets to or through such persons, brokers or dealers as the Subadviser shall deem appropriate in order to carry out the policy with respect to allocation of portfolio transactions as set forth in the Registration Statement and as the Board may direct from time to time. In providing the Fund with investment management and supervision, it is recognized that the Subadviser will seek best execution and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser for its use, to the general attitude of brokers or dealers toward investment companies and their support of them, and to such other considerations as the Board may direct or authorize from time to time.

Notwithstanding the above, it is understood that it may be desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services to other clients as well as the Fund.

(b) Subadviser will not be responsible for any act or omission by brokers and dealers selected by the Subadviser in accordance with Section 1(g) of this Agreement, provided that such brokers or dealers were selected with reasonable care.

(c) Subadviser may, to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate securities to be sold or purchased on behalf of the Fund with those of other clients.

5.  Subadviser’s Representations.  Subadviser represents, warrants and covenants to the Fund and the Manager that:

(a) It is duly formed, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It shall deliver to the Fund and the Manager (i) a copy of Subadviser’s Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) Subadviser’s proxy voting policies and each update thereof, (iii) Subadviser’s Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

(f) Its Form ADV and each investment performance composite and accompanying disclosures provided by the Subadviser to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

(g) It shall not execute trades with broker-dealers who are “affiliated persons” (within the meaning of the 1940 Act) of the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

(h) It shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

(i) It has adopted procedures reasonable necessary to prevent “access persons” (within the meaning of Rule 17j-1) from violating its Code of Ethics; and

(j) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.

6.  Manager’s Representations.  Manager represents, warrants and covenants to Subadviser that:

(a) It is duly formed, validly existing and in good standing under the laws of the State of Minnesota and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) Assuming the accuracy of the representations, warranties and covenants of the Subadviser contained herein and the due performance of the Subadviser of its obligations hereunder, the Fund’s Registration Statement, to Manager’s best knowledge, is in compliance in all material respects with applicable federal and state laws and regulations;

(f) It will promptly notify the Subadviser in writing in the event that any of the foregoing ceases to be true; and

(g) Subadviser shall receive prior written notice from the Manager of any meeting of the Board of Directors at which Manager knows or has reason to believe that termination of Subadviser’s serv-

ices is being considered by the Board of Directors; provided however, that no special notice shall be required in connection with the annual contract renewal meeting at which Board of Directors is considering whether this Agreement should be continued for another one-year period unless the Manager knows or has reason to believe that the Board of Directors is not likely to renew this agreement for such one-year period. Manager agrees that it shall use its best efforts to ensure that Subadviser has an opportunity to present to the Board of Directors at any such meeting where such termination is to be considered.

7.  Service to Other Clients.  The services of the Subadviser are not to be deemed exclusive to the Fund, it being understood that the Subadviser may perform investment advisory services for various other clients, and it is acknowledged that the Subadviser may give advice and take action with respect to any of its other clients which may differ or be contrary to, advice given, or from timing or nature of actions taken, with respect to the assets of the Fund. To the extent permitted by applicable law, Subadviser may purchase, or recommend purchase, for the Fund securities owned by the Subadviser, its partners or affiliates, securities of companies for which an affiliate or Subadviser acts as financial adviser or performs other investment banking services, or securities of companies where partners or employees of Subadviser, or its affiliates, serve on the board of directors.

8.  Delivery of Documents and Notice of Events.  The Manager agrees to promptly furnish the Subadviser with the Management Agreement, the Fund’s Articles of Incorporation and Bylaws, the Fund’s Registration Statement, the Fund’s prospectus(es) and Statement of Additional Information, proxy statements, reports to shareholders, any policies properly Board authorized affecting management and any other items reasonably requested by the Subadviser. The Manager further agrees to promptly provide the Subadviser with copies of all amendments of or supplements to all of the foregoing.

9.  Indemnification.  (a) Subadviser agrees to hold harmless and indemnify the Manager from and against any loss or damages arising out of Subadviser’s breach of this Agreement or any agreement entered into by Subadviser or a LaSalle Affiliate in connection with the initial public offering of the Fund or arising out of the willful misfeasance, bad faith or gross negligence on Subadviser’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

(b) The Manager agrees to hold harmless and indemnify Subadviser from and against any loss or damages arising out of the Manager’s breach of this Agreement or any agreement entered into by the Manager in connection with the initial public offering of the Fund or arising out of the willful misfeasance, bad faith or gross negligence on the Manager’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

(c) The Manager acknowledges and agrees that the Subadviser makes no representation, warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard index, including other clients of the Subadviser, whether public or private.

10.  Cooperation and Provision of Certain Information.  The Subadviser shall promptly notify the Manager (1) in the event the SEC or other governmental authority has censured the Subadviser or a LaSalle Affiliate (as defined in Section 13 hereof); placed limitations upon the activities, functions or operations of Subadviser or a LaSalle Affiliate; suspended or revoked the registration, if any, of Subadviser or a LaSalle Affiliate as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Manager shall promptly notify the Subadviser (1) in the event the SEC or other governmental authority has censured the Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions or (2) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code. The Subadviser further agrees to notify the Manager promptly of any material fact known to the Subadviser respecting or relating to the Subadviser or LaSalle Affiliate that is not contained in the Prospectus, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement relating to Subadviser or a LaSalle Affiliate contained therein that becomes untrue in any material respect. As reasonably requested by the Manager or the Board and in accordance with the scope of Subadviser’s obligations and responsibilities contained in this Agreement, Subadviser will cooperate with, and provide assistance to, the Manager or the Fund as needed in order for the Manager and the Fund to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder.

11.  Use of Names.  The Subadviser shall not use the name, logo, insignia, or other identifying mark of the Fund or the Manager or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Manager or any of its affiliates in material relating to the Subadviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Fund’s name and that of their affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Manager shall not use the name, logo, insignia, or other identifying mark of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission, and Subadviser hereby expressly consents to the use of its name in the name of the Fund; and provided, further that in no event shall such approval be unreasonably withheld. The Manager and the Fund acknowledge and agree that the Subadviser may withdraw the use of its name in the Fund should it cease to act as subadviser to the Fund.

12.  Notices.  Any notice required or permitted hereunder shall, unless expressly permitted otherwise hereunder, be in writing and shall be given by personal service, mail or facsimile to the other party as set forth below. Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of a facsimile, whichever occurs first.

Notice to the Manager shall be to:

RiverSource Investments, LLC

c/o Ameriprise Financial, Inc.

251 Ameriprise Financial Center

Minneapolis, MN 55474

Attn: President

Notice to the Subadviser shall be to:

LaSalle Investment Management (Securities), L.P.

100 East Pratt Street

Baltimore, Maryland 21202

Attn: CEO

Notice to the Fund shall be to:

Seligman LaSalle International Real Estate Fund, Inc.

100 Park Avenue

New York, NY 10017

Attn: Secretary

A party may change its notice address at any time by written communication to the other parties.

13.  Term of Agreement.  (a) This Agreement shall become effective on the Effective Date and shall continue in full force and effect until                     , and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act. This Agreement may be terminated at any time, without payment of penalty, only by (i) the Fund on 60 days’ written notice to the Subadviser by vote of the Board or (ii) vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund. As of                      (the “Commitment Date”), this Agreement also may be terminated by the Subadviser as of that date or as of the end of any calendar year thereafter upon not less than 60 days’ written notice to the other and to the Fund. The Manager will not recommend termination of this agreement to the Board of Directors of the Fund, unless its fiduciary duty requires it to do so.

(b) This Agreement will automatically terminate in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Management Agreement. In the event that this Agreement terminates before the Commitment Date as a result of an assignment of this Agreement or termination of the Management Agreement, Subadviser agrees that, if requested by the Board and the Manager, Subadviser shall make its advisory services, and that of any Subadviser Affiliate (as defined below) then providing services to the Fund, available to the Fund and the Manager on terms no less favorable to the Fund and the Manager than provided herein.

(c) Notwithstanding the prohibition on assignment in paragraph (b) of this Section 13, the Subadviser may retain LaSalle Investment Management Securities B.V., an entity organized under the laws of the Netherlands, or any other affiliate of Subadviser (collectively, the “Subadviser Affiliates”, and together with the directors, officers, employees and agents of the Subadviser Affiliates, the “LaSalle Affiliates”) to provide advisory services to the Fund; provided that (i) Subadviser shall supervise such LaSalle Affiliates with respect to investment advisory services provided to the Fund; (ii) Subadviser shall remain responsible for the due performance of Subadviser’s obligations hereunder and shall be responsible for any acts or omissions of such LaSalle Affiliates to the same extent that Subadviser would be responsible for such acts or omissions under the terms of this Agreement if Subadviser had acted or omitted to act; (iii) each Subadviser Affiliate executes an agreement with Subadviser that includes terms substantially similar to those set forth in Appendix A and any terms required under the 1940 Act (e.g., no assignment and required termination provisions), and such agreement is approved by the Fund’s Board of Directors and shareholders of the Fund to the extent required by the 1940 Act; and (iv) Subadviser and not the Fund or the Manager shall pay any fees or expenses that may be payable to any LaSalle Affiliate.

14.  Amendments.  This Agreement may be amended by consent of the parties hereto provided that the consent of the Fund is obtained in accordance with the requirements of the 1940 Act.

15.  Miscellaneous.  (a) Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior agreements and understandings, whether written or verbal.

(b) Governing Law. This Agreement shall be construed and interpreted under the laws of the State of New York applicable to contracts executed and performed entirely in the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

(c) Waiver. Failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Enforceability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

(f) Headings. The section and paragraph headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Manager and the Subadviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

RIVERSOURCE INVESTMENTS, LLC

By
Name:
Title:

LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P.

By its General Partner, LASALLE INVESTMENT MANAGEMENT (SECURITIES), INC.

By
Name:
Title:

Appendix A

Required Terms of Agreement between Subadviser and its affiliates

Representations and Covenants of Subadviser Affiliates.

(a) It is duly formed, validly existing and in good standing under the laws of the country/state where organized and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It shall deliver to the Fund and the Manager (i) a copy of its Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) its proxy voting policies and each update thereof, (iii) its Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

(f) Its Form ADV and each investment performance composite and accompanying disclosures provided by it to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

(g) It shall not execute trades with broker-dealers who are “affiliated persons” (within the meaning of the 1940 Act) of it or the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

(h) If a partnership, it shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

(i) It has adopted procedures reasonable necessary to prevent “access persons” (within the meaning of Rule 17j-1) from violating its Code of Ethics;

(j) It will make available representatives to report in person to the Board on investment results, regulatory compliance with respect to the Fund’s investments and other matters to the extent the Manager or the Board may reasonably request. It shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request;

(k) As reasonably requested by the Manager or the Board and in accordance with the scope of the obligations and responsibilities contained in this Agreement, it will cooperate with, and provide assistance to, Subadviser, Manager or the Fund as needed in order for Subadviser, Manager and the Fund to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder;

(l) With respect to any investment company in the RiverSource complex of funds, (i) it will not consult with any other subadviser (other than the Subadviser or its affiliates) (each a “Non-affiliated Subadviser”) to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if it and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by it to that investment company will be limited to the assets for which it is responsible; and

(m) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.

APPENDIX D

FORM OF PROPOSED DELEGATION AGREEMENT

DELEGATION AGREEMENT

THIS AGREEMENT is entered into as of                      by and between LaSalle Investment Management Securities, B.V.), with its principal office at Herengracht 471, 1071 BS, Amsterdam, The Netherlands (hereinafter referred to as “Subadviser Affiliate”), and LaSalle Investment Management (Securities), L.P., a Maryland limited partnership having its principal office at 100 East Pratt Street, 20th Floor, Baltimore, Maryland 21202 USA (hereinafter referred to as “Subadviser”).

WITNESSETH

WHEREAS, RiverSource Investments, LLC (the “Manager”) has entered into an Investment Management Services Agreement, dated as of the date hereof (the “Management Agreement”), with Seligman LaSalle International Real Estate Fund, Inc. (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to render or contract to obtain assistance in rendering investment management services to the Fund and to administer the business and other affairs of the Fund; and

WHEREAS, the Manager has retained the Subadviser to assist in providing investment advisory and other services to the Fund pursuant to a Subadvisory Agreement, dated as of the date hereof (the “Subadvisory Agreement”), which authorizes Subadviser to retain Subadviser Affiliate to provide advisory services to the Fund under certain conditions; and

WHEREAS, the Subadviser desires to retain the Subadviser Affiliate to assist in providing investment advisory services to the Fund, and the Subadviser Affiliate is willing to render such services, effective as of the commencement of the Fund’s operations (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:

ARTICLE 1

SERVICES AND COMPENSATION

Section 1.1 Provision of Services.

(a) Subadviser Affiliate shall provide the following services to Subadviser: (i) investment advice, (ii) research and (iii) assistance as the Subadviser shall from time to time reasonably request.

(b) The Subadviser Affiliate shall purchase securities and other assets from or through and sell securities or other assets to or through such persons, brokers or dealers as the Subadviser Affiliate shall deem appropriate in order to carry out the objectives of the Fund, as communicated by the Subadviser. In providing investment management and supervision, it is recognized that the Subadviser Affiliate will seek best execution and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers to the Subadviser Affiliate for its use. Notwithstanding the above, it is understood that it may be desirable for the Fund that the Subadviser Affiliate have access to supplemental investment and market research and security and economic analysis provided by brokers who execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers. Therefore, the Subadviser Affiliate is authorized to place orders for the purchase and sale of securities of the Fund with such brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser Affiliate in connection with its services to other clients as well as the Fund.

(c) Subadviser Affiliate will not be responsible for any act or omission by brokers and dealers selected by the Subadviser Affiliate in accordance with Section 1.1(b) of this Agreement, provided that such brokers or dealers were selected with reasonable care.

(d) Subadviser Affiliate may, to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate securities to be sold or purchased on behalf of the Fund with those of other clients.

Section 1.2 Excluded Services. The services performed by Subadviser Affiliate shall not include any activities precluded by US or Netherlands law.

Section 1.3 Payments by Subadviser. The parties shall mutually agree on an appropriate compensation structure based on the services to be provided hereunder; provided, however, that in no event will such compensation paid to the Subadviser Affiliate pursuant hereto exceed the amount received by the Subadviser pursuant to the Subadvisory Agreement.

ARTICLE II

TERM AND TERMINATION

Section 2.1 Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect until                     , and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act.

Section 2.2 Termination. This Agreement shall automatically terminate upon the termination of the Subadvisory Agreement. In addition, either party may terminate this Agreement by written notice sent to the other party not less than sixty (60) days prior to the end of the any calendar year. This Agreement may also be terminated at any time, without payment of penalty, by the Fund on 60 days written notice to the Subadviser and the Subadviser Affiliate by vote of the Board or by vote of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund.

Section 2.3 Payment by Subadviser. Forthwith after the date of termination, Subadviser Affiliate shall prepare an invoice in respect of any fees due and payable as of that date and Subadviser shall pay the invoice in accordance with terms agreed to between the parties.

ARTICLE III

REPRESENTATIONS

Section 3.1 Representations and Covenants of Subadviser Affiliate. Subadviser Affiliate represents and covenants as follows:

(a) It is duly formed, validly existing and in good standing under the laws of the country/state where organized and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It shall deliver to the Fund and the Manager (i) a copy of its Form ADV, Part II (or similar disclosure document) and each update thereof, (ii) its proxy voting policies and each update thereof, (iii) its Code of Ethics, including any code adopted under Rule 17j-1 of the 1940 Act, and each update thereof and (iv) such other information (e.g., disclosures, policies, violations of Code of Ethics or other materials) as reasonably requested by the Manager or the Board to the extent such information is required to be delivered or made available under the 1940 Act or Advisers Act or rules and regulations promulgated thereunder or in connection therewith;

(f) Its Form ADV and each investment performance composite and accompanying disclosures provided by it to the Manager or the Board include all material information that is required to be stated therein or necessary to make the statements therein not misleading;

(g) It shall not execute trades with broker-dealers who are “affiliated persons” (within the meaning of the 1940 Act) of it or the Subadviser, without the prior approval of the Manager and, to the extent necessary to comply with the 1940 Act, the Board;

(h) If a partnership, it shall notify the Manager and the Board of any change in the membership of its partnership within a reasonable time after such change;

(i) It has adopted procedures reasonable necessary to prevent “access persons” (within the meaning of Rule 17j-1) from violating its Code of Ethics;

(j) It will make available representatives to report in person to the Board on investment results, regulatory compliance with respect to the Fund’s investments and other matters to the extent that the Manager or the Board may reasonably request. It shall also provide such reports and other information to the Manager or the Board as such persons may reasonably request;

(k) As reasonably requested by the Manager or the Board and in accordance with the scope of the obligations and responsibilities contained in this Agreement, it will cooperate with, and provide assistance to, Subadviser, Manager or the Fund as needed in order for Subadviser, Manager and the Fund to comply with applicable laws, rules and regulations, including, but not limited to, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder;

(l) With respect to any investment company in the RiverSource complex of funds, (i) it will not consult with any other subadviser (other than the Subadviser or its affiliates) (each a “Non-affiliated Subadviser”) to that investment company (including, in the case of an offering of securities subject to Section 10(f) of the 1940 Act, any Non-affiliated Subadviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for that investment company in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; and (ii) if it and any Non-affiliated Subadviser are providing investment advice to that investment company, the investment advice provided by it to that investment company will be limited to the assets for which it is responsible; and

(m) It will promptly notify the Manager in writing in the event that any of the foregoing ceases to be true.

Section 3.2 Representations and Covenants of Subadviser. Subadviser represents and covenants as follows:

(a) It is duly formed, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to enter into and perform its obligations under this Agreement;

(b) It has duly authorized, executed and delivered this Agreement and intends that it shall constitute a valid and binding agreement enforceable in accordance with its terms, except to the extent limited by the principles of equity and public policy;

(c) It is registered as an investment adviser under the Advisers Act;

(d) Its entry into, and performance of any duties or actions under, this Agreement shall at all times be in accordance with all applicable laws and regulations;

(e) It will promptly notify the Subadviser Affiliate in writing in the event that any of the foregoing ceases to be true.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Subadviser Indemnification. (a) Subadviser agrees to hold harmless and indemnify the Subadviser Affiliate from and against any loss or damages arising out of Subadviser’s breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on Subadviser’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

Section 4.2 Subadviser Affiliate Indemnification. The Subadviser Affiliate agrees to hold harmless and indemnify Subadviser from and against any loss or damages arising out of the Subadviser Affiliate’s breach of this Agreement or arising out of the willful misfeasance, bad faith or gross negligence on the Subadviser Affiliate’s part in the performance of its duties, or from reckless disregard of its obligations and duties, under this Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

Section 5.2 Force Majeure. If the performance of any part of this Agreement by either party or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason or any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference, or delay provided, the party so affected shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. Regardless, the affected party shall give prompt notice to the other party of the cause. When such circumstances arise the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

Section 5.3 Successors and Assigns. This Agreement will automatically terminate in the event of its assignment (within the meaning of the 1940 Act).

Section 5.4 Amendment. No change, modification or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

Section 5.5 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

Section 5.6 Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

Section 5.7 No Waiver. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party’s right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

Section 5.8 Integration. This Agreement constitutes the full and complete agreement of the parties.

Section 5.9 Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.10 Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular and the gender of any pronoun shall include all genders.

Section 5.11 Counterparts. This Agreement may be executed in multiple copies each of which shall for all purposes constitute an Agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

Section 5.12 Applicable Law. This Agreement shall be construed and interpreted under the laws of the State of New York applicable to contracts executed and performed entirely in the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be con-

strued to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Jurisdiction shall lie exclusively within the United States.

Section 5.13 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day (based upon local time for that person) to exercise such privilege or to discharge such duty.

Section 5.14 Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

Section 5.15 Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P. by its General Partner, LaSalle Investment Management (Securities), Inc.

By:
Title:

LASALLE INVESTMENT MANAGEMENT SECURITIES B.V.

By:
Title:

Seligman LaSalle International Real Estate Fund, Inc.
Managed by J. & W. SELIGMAN & CO. INCORPORATED INVESTMENT MANAGERS AND ADVISORS ESTABLISHED 1864 100 Park Avenue, New York, NY 10017

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

Notice of Special Meeting of Stockholders and Proxy Statement

Time:	October 7, 2008
XX:XX A.M.

Place:	Offices of xxxxxxxx x xxxxxxxx xxx
xxx xxxx xxxxxx
xxx xxxx, xx xxxxx

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

[FORM OF PROXY CARD]

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	Seligman LaSalle International Real Estate Fund, Inc.	COMMON
	100 Park Avenue, New York,	STOCK
New York 10017

The undersigned stockholder of Seligman LaSalle International Real Estate Fund, Inc., a Maryland corporation (the “Corporation”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting of Stockholders (the “Meeting”) of the Corporation, to be held at [•], local time, on October 7, 2008, at the offices of [•], and appoints WILLIAM C. MORRIS, PAUL B. GOUCHER and BRIAN T. ZINO (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR the approval of a new investment management services agreement, (Proposal 1), FOR the approval of the new subadvisory agreement (Proposal 2), FOR the approval of the new delegation agreement (Proposal 3) and FOR each of the nominees of the Board of Directors (Proposal 4). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any procedural matter related to Proposal 1, Proposal 2, Proposal 3 or Proposal 4 that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [•] , 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 p.m. New York City time on October 6, 2008.

This method may also be available by telephone through the Corporation’s proxy solicitor.

Visit the Internet website at

http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m. New York City time on October 6, 2008.

Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using a telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER		CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the approval of the new investment management services agreement (Proposal 1), FOR the approval of the new subadvisory agreement (Proposal 2), FOR the approval of the new delegation agreement (Proposal 3) and FOR all nominees (Proposal 4), each as more fully described in the accompanying Proxy Statement.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

☐    To vote FOR all Proposals for the Corporation, mark this box. No other vote is necessary.

Your Board Recommends

1. To approve a new Investment Management Services Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve a new Subadvisory Agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve a new Delegation Agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To elect 10 directors

	Your Board Recommends FOR	Withhold
(i) [•] of which to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualify:
NOMINEES: [•]
(ii) [•] of which to hold office until the 2010 annual meeting of stockholders and until their successors are elected and qualify:
NOMINEES: [•]
(iii) [•] of which to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualify:
NOMINEES: [•]
	All nominees ☐	All nominees ☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

5. To vote and otherwise represent the undersigned on any procedural matter that may properly come before the Meeting with respect to Proposal 1, Proposal 2, Proposal 3 or Proposal 4.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:                     , 2008

Signature

Additional Signature (if held jointly)